UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
__________________________________________________________________________________________________________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

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2018

NOTICE

OF

ANNUAL

MEETING

AND

PROXY

STATEMENT

Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be held February 15, 2018

To Our Shareholders:

The annual meeting of the Shareholders of Matthews International Corporation (“Matthews” or the “Company”) will be held at 9:00 AM (PST) on Thursday, February 15, 2018 at The Heathman Hotel, located at 1001 Southwest Broadway, Portland, Oregon 97205 (the "Annual Meeting"), for the purpose of considering and acting upon the following:

1.	To elect three directors of the Company for a term of three years;

2.	To approve the adoption of the 2017 Equity Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2018;

4.	To provide an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on December 29, 2017 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend the Annual Meeting. Return the card in the enclosed envelope as soon as possible. If you receive more than one proxy card (for example, because you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can be with us for this important occasion.

            Sincerely,

            /s/ Steven F. Nicola

            Steven F. Nicola
            Chief Financial Officer and Secretary

January 16, 2018

Matthews International Corporation
Proxy Statement

Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA 15212 - 5851
412-442-8200

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on February 15, 2018

The Company’s 2018 Proxy Statement and the Annual Report to Shareholders for the fiscal year ended September 30, 2017 are available free of charge on the Company’s website at http://www.matw.com/investor/financial-reports.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Matthews International Corporation (“Matthews” or the “Company”) whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212. This proxy statement is being sent and made available to shareholders on or about January 16, 2018.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary or by attending the meeting and voting in person.

Matters to be considered at the Annual Meeting are those set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”). Shares represented by proxy will be voted in accordance with instructions. In the absence of instructions to the contrary, the proxy solicited will be voted FOR the proposals set forth therein.

Management does not intend to bring before the meeting any business other than that set forth in the Notice. If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company has one class of stock outstanding: Class A Common Stock, par value $1.00 per share, referred to as the "Common Stock."

Each outstanding share of Common Stock of the Company entitles the holder to one vote upon any business properly presented at the shareholders' meeting. As provided in the Company’s Articles of Incorporation, cumulative voting is not applicable to the election of directors.

The Board of Directors of the Company has established December 29, 2017 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed, but only shareholders of record as of the close of business on December 29, 2017 will be entitled to vote at the Annual Meeting. A total of 32,291,571 shares of Common Stock are outstanding and entitled to vote at the meeting. A quorum (the presence in person or by proxy of the majority of the voting power of the Common Stock) is required to transact business at the Annual Meeting. The holders of 16,145,786 shares will constitute a quorum at the Annual Meeting.

Broker Authority to Vote

Abstentions and broker non-votes (explained herein) will be counted for purposes of determining a quorum. If your shares are held in street name, follow the voting instructions that you receive from your broker, bank or other nominee. If you want to vote in person, you must obtain a legal proxy from your broker, bank, or other nominee and bring it to the Annual Meeting. If you do not submit voting instructions, your broker, bank, or other nominee may still be permitted to vote your shares under the following circumstances:

•
Discretionary items - The ratification of the selection of the independent registered public accounting firm (Proposal 3) is a discretionary item. Generally, brokers, banks and other nominees that do not receive instructions from beneficial owners may vote on this proposal in their discretion.

•
Non-discretionary items - The election of directors (Proposal 1), approval of the adoption of the 2017 Equity Incentive Plan (Proposal 2) and the advisory resolution to approve executive compensation (Proposal 4) are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received voting instructions from beneficial owners (referred to as “broker non-votes”).

GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE

Board of Directors

The Board of Directors (sometimes referred to throughout this Proxy Statement as the “Board”) is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by Pennsylvania statute, government regulations, court decisions and the Company’s organizational documents. Generally, the Board of Directors reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors Company performance in key results areas. The Board also has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The full Board regularly reviews enterprise-wide risk management, which includes relationships with significant customers, volatility of commodity costs, changes in the markets in which the Company operates and existing and potential competitors. In addition, each Board committee plays a significant role in carrying out the risk oversight function. The Executive Committee assists in monitoring and assessing relevant risks between the times at which the full Board convenes. The Nominating and Corporate Governance Committee oversees risks related to corporate governance and ethics. The Audit Committee oversees risks related to financial reporting and control; environmental, health and sustainability matters; management policies and guidelines; legal claims and issues; and information technology. The Finance Committee oversees the Company’s financial policies, strategies and capital structure. The Compensation Committee oversees risks related to human resources, succession planning and compensation. The Special Committee provides oversight of integration planning and implementation of the Company's significant acquisitions.
Board Composition

The Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of directors constituting the full Board, provided that such number shall not be less than five or more than fifteen. Until further action, the Board of Directors has fixed the number of directors constituting the full Board at ten, divided into three classes. The terms of office of the three classes of directors end in successive years.

After reviewing the independence standards contained in the NASDAQ listing requirements, the Board of Directors has determined that each of its directors is independent under these standards, other than Joseph C. Bartolacci, the Company’s President and Chief Executive Officer; David A. Schawk, President of the Company’s SGK Brand Solutions segment; and Gregory S. Babe, the Company’s Chief Technology Officer.

In the event a nominee does not receive a majority of votes cast, such director is required under the Company’s Corporate Governance Guidelines to resign from the Board of Directors. Acceptance of such resignation is at the discretion of the Board of Directors.

The Company’s Governance Guidelines provide that an employee member can remain on the Board for a period of no longer than one year following retirement from employment with the Company. Further, the Company’s By-laws and Governance Guidelines provide that no person may be eligible for nomination, nor elected to fill a vacancy on the Board of Directors after attaining 75 years of age, and any director that, if nominated would attain 75 years of age during such term as a director, shall retire from the Board of Directors immediately prior to the next annual meeting of the shareholders following such director attaining 75 years of age.

The Board of Directors has determined that an independent, non-employee member should be appointed to serve as Chairman of the Board. The Board believes that separation of the positions of Chairman of the Board and Chief Executive Officer, with the appointment of an independent, non-employee director as Chairman of the Board, strengthens the Company’s corporate governance. John D. Turner is the Company’s current independent, non-employee Chairman of the Board.

Mr. Turner and the other independent directors meet at such times as are necessary and generally on the dates of regularly scheduled Board meetings. The independent directors met a total of five times in fiscal 2017.

During fiscal 2017, there were six regularly scheduled Board meetings.

Board Committees

There are six standing committees appointed by the Board of Directors -- the Executive Committee, the Nominating and Corporate Governance Committee, the Audit Committee, the Finance Committee, the Compensation Committee and the Special Committee.

Each Committee has the same power as the Board of Directors to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others.

The principal functions of the six standing Committees are summarized as follows:

Executive Committee

The Executive Committee is appointed by the Board of Directors to have and exercise during periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies on the Executive Committee, change the By‑laws of the Company or exercise any authority specifically reserved by the Board of Directors. Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board of Directors, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company. In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board of Directors.

The members of the Executive Committee are John D. Turner (Chairperson), Katherine E. Dietze, Alvaro Garcia-Tunon, Morgan K. O’Brien and Jerry R. Whitaker. The Executive Committee holds meetings at such times as are required. The Executive Committee did not meet in fiscal 2017.

Nominating and Corporate Governance Committee

The principal functions of the Nominating and Corporate Governance Committee are to (1) identify individuals qualified to become members of the Board of Directors, (2) recommend to the Board of Directors the director nominees for the next annual meeting of shareholders, (3) monitor and recommend to the Board of Directors changes, as necessary, to the Company’s Corporate Governance Guidelines, (4) lead the Board of Directors in complying with its Corporate Governance Guidelines (5) review and make recommendations to the Board of Directors concerning director compensation and (6) review and approve related person transactions pursuant to the Company’s Code of Conduct. The Nominating and Corporate Governance Committee is also responsible for the annual evaluations of the performance of the Board of Directors and Committees of the Board, including individual directors. The Committee is committed to ensuring that (i) the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company and (ii) the governance of the Company is in full compliance with applicable law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company. From time to time, the Nominating and Corporate Governance Committee has retained the services of a third-party search firm to assist in the identification and evaluation of potential nominees for the Board of Directors. The Nominating and Corporate Governance Committee operates pursuant to a Charter and the Company’s Corporate Governance Guidelines, which are available for viewing on the Company’s website at www.matw.com under the “Corporate” tab in the section entitled “Corporate Governance”. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent in accordance with the listing standards of NASDAQ. The Nominating and Corporate Governance Committee met four times during fiscal 2017. The current members of the Nominating and Corporate Governance Committee are Jerry R. Whitaker (Chairperson), Katherine E. Dietze and Terry L. Dunlap.

Audit Committee

The principal functions of the Audit Committee are to provide oversight of (1) the integrity of the Company's financial statements, reports on internal controls and other financial information provided by the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent registered public accounting firm and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent registered public accounting firm. The Committee serves as a vehicle to provide an open avenue of communication between the full Board of Directors and the Company’s financial management team and internal audit department, and the independent registered public accounting firm. The Audit Committee is responsible for appointing the Company's independent registered public accounting firm. The Audit Committee operates pursuant to a Charter, which is available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”.

All of the Audit Committee members, Alvaro Garcia-Tunon (Chairperson), Terry L. Dunlap and Morgan K. O’Brien, have been determined in the Board’s business judgment to be independent from the Company and its management within the meaning of SEC regulations relating to audit committee independence, NASDAQ regulation and the Company’s Corporate Governance Guidelines. All of the Audit Committee members are financial experts, as determined by SEC regulations, and, as such Mr. Garcia-Tunon, Mr. Dunlap and Mr. O'Brien are designated as the Audit Committee financial experts. During fiscal 2017, the Audit Committee met six times.

Finance Committee

The Finance Committee provides oversight of the Company’s financial policies, strategies and capital structure. The Committee’s principal responsibilities include review and monitoring of the Company’s (1) significant capital expenditures, (2) mergers, acquisitions and divestitures, (3) capital structure, debt and equity offerings, (4) the dividend policy and share repurchase program, (5) risk management programs and (6) investor relations program. The Committee also provides oversight to the Pension Board on employee benefit plan matters and related plan investment management. Members of the Finance Committee are Katherine E. Dietze (Chairperson), Gregory S. Babe, Don W. Quigley, Jr. and Jerry R. Whitaker. The Finance Committee met five times in fiscal 2017.

Compensation Committee

The principal functions of the Compensation Committee, the members of which are Morgan K. O’Brien (Chairperson), Alvaro Garcia-Tunon and Don W. Quigley, Jr., are to review periodically the suitability of the remuneration arrangements (including benefits) for the principal executives of the Company, and to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement. The Committee also reviews, at least annually, succession plans for the position of Chief Executive Officer and other senior executive positions of the Company. The Compensation Committee operates pursuant to a Charter, which is available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”. The Board has determined that all members of the Compensation Committee are independent in accordance with the listing standards of NASDAQ. During fiscal 2017, the Compensation Committee met three times.

Special Committee

The Special Committee was established in 2014 to provide oversight of integration planning and implementation for the Company’s significant acquisitions, including Schawk, Inc. (“Schawk”) that was completed on July 29, 2014 and Aurora Casket Products Group, LLC (“Aurora”) that was completed on August 19, 2015. The members of the Special Committee are Alvaro Garcia-Tunon (Chairperson), Gregory S. Babe, Joseph C. Bartolacci, and Terry L. Dunlap. The Committee met four times in fiscal 2017.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Mr. O’Brien, Mr. Garcia-Tunon and Mr. Quigley. None of these Committee members has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Meeting Attendance

During fiscal 2017, all directors attended at least 75% of Board and respective Committee meetings.

Although the Company does not have a formal policy with regard to Board members attending the Annual Meeting of Shareholders, it is customary for the Board members to do so, and in general all or most of the Board members have attended annual meetings in the recent past.

Compensation of Directors

Director compensation is determined and administered by the Nominating and Corporate Governance Committee. In performing its duties, the Committee consults with various independent third-party advisors. In fiscal 2017, the Committee consulted with Pay Governance LLC (“Pay Governance”), an independent human resources consulting firm.

Under the Company’s Amended and Restated 2014 Director Fee Plan ("2014 Director Plan"), for fiscal 2017 each eligible independent director received an annual retainer valued at $85,000, which was payable either in cash or in shares of the Company’s Common Stock, as determined by the Nominating and Corporate Governance Committee. If payable in cash, a director may elect to receive the annual retainer in shares of Company Common Stock or Common Stock credited to a deferred stock account as phantom stock. If the annual retainer is paid in shares of Company Common Stock, a director may defer the receipt of such Common Stock into a deferred stock account as phantom stock.

Each independent director also receives an annual stock-based grant (non-statutory stock options, stock appreciation rights and/or restricted shares). The form and value of the awards are determined by the Nominating and Corporate Governance Committee. The value of the annual grants awarded for fiscal 2017 was $125,000, issued in the form of restricted stock, which vests on the second anniversary of the date of the grant. At December 31, 2017, there were 85,343 shares available for future grant under the Amended and Restated 2014 Director Fee Plan.

The non-employee Chairman of the Board received an additional annual retainer fee of $100,000 in fiscal 2017, which was paid in cash. In fiscal 2017 each Committee chairperson received an additional $10,000 retainer fee for their services as a Committee chairperson ($15,000 in the case of the Audit Committee chairperson). In addition, in fiscal 2017, Mr. Garcia-Tunon and Mr. Dunlap, the non-employee members of the Special Committee, received $1,500 per day of service on the Committee. Other than this daily fee with respect to the Special Committee, directors receive no other meeting fees.

The Company does not provide any retirement benefits or perquisites to any of its non-employee directors.

The following table summarizes the director compensation earned by the non-employee directors of the Company for fiscal 2017.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash (2)	Stock Awards (1) (3)	Total
J.D. Turner	$185,000	$125,000	$310,000
K.E. Dietze	95,000	125,000	220,000
T.L. Dunlap	89,500	125,000	214,500
A. Garcia-Tunon	117,500	158,700	276,200
M.K. O’Brien	95,000	125,000	220,000
D.W. Quigley, Jr.	85,000	125,000	210,000
J.R. Whitaker	95,000	125,000	220,000

(1)
Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company’s Common Stock granted during fiscal 2017 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation. There were no forfeitures of restricted shares by any of the directors during fiscal 2017. On March 9, 2017, each of the non-employee directors were awarded 1,887 restricted shares with a grant date fair value of $125,000. Mr. Garcia-Tunon and Mr. Whitaker elected to have the restricted share awards credited to a deferred stock account as phantom shares.

(2)	Mr. Garcia-Tunon elected to receive fees of $114,500 in shares of the Company's Common Stock credited to a deferred stock account as 1,728 phantom shares.

(3)	Mr. Garcia-Tunon received an additional stock award of 500 shares on November 17, 2016 credited to a deferred stock account as phantom shares.

Access to Directors

The security holders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular director in care of Steven F. Nicola, Chief Financial Officer and Secretary, at the Company’s principle executive offices. At present, such communications will be directly forwarded to the Board or such particular director, as applicable.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Nominating and Corporate Governance Committee or by the shareholders.

Joseph C. Bartolacci, Katherine E. Dietze and Morgan K. O’Brien, whose terms of office are expiring, have been nominated by the Nominating and Corporate Governance Committee to serve for three-year terms that will end in 2021.

Shareholder nominations for directors to be elected at the 2019 Annual Meeting must be submitted to the Company in writing no later than 75 days prior to the anniversary date of the 2018 Annual Meeting, or December 2, 2018. Such nominations must be in writing in accordance with Section 6.1 of the Company’s Restated Articles of Incorporation, and must include (1) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. The Nominating and Corporate Governance Committee and Board will consider any candidate for nominee as a director that is properly submitted by a shareholder in accordance with the Company’s Articles of Incorporation and Bylaws. No such nominations have been received with respect to the 2018 Annual Meeting.

The Company’s process for filling director vacancies includes determination of the professional skills and background desired to serve the best interests and current needs of the Company and its shareholders, possible retention of a third-party search firm to assist in the identification and evaluation of director candidates, consideration of candidates nominated by shareholders (if any), evaluation of a candidate’s credentials and experience by the Nominating and Corporate Governance Committee (including personal interviews with selected candidates), and a formal recommendation by the Nominating and Corporate Governance Committee to the Board of Directors regarding the candidate considered to be the most qualified to fill the director vacancy.

The Committee assesses a candidate’s background, skills, diversity, personal characteristics and business experience and applies the following criteria and qualifications: candidates are to be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, with superior credentials and recognition, and provide the relevant expertise and experience necessary to assist the Board and the Company to increase shareholder value. The Board may prioritize the foregoing criteria depending on the current needs of the Board and the Company. The Board does not have a formal diversity policy for selecting directors, but considers diversity of race, gender and national origin to be relevant factors that are weighed with other criteria in recommending and nominating directors for election to the Board of Directors of Matthews.

Under the Company’s Corporate Governance Guidelines, any director who experiences a change in principal occupation or primary business affiliation while serving as a director, must promptly offer to submit a letter of resignation as a director to the Chief Executive Officer and to the Nominating and Corporate Governance Committee. The Board, with input from the Nominating and Corporate Governance Committee and the Chief Executive Officer, will consider whether to accept such offer.
The Board of Directors has no reason to believe that any of the current nominees for director will become unavailable for election. However, if any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election in the nominee's place of such other person as the Board of Directors may recommend in the nominee’s place.
Only affirmative votes are counted in the election of directors. The nominees for election as directors of the Class of 2021 who receive the highest number of votes cast for the election of directors at the Annual Meeting by the holders of the Company’s Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against the nominee.
The Board of Directors has implemented a director resignation policy under the Company’s Governance Guidelines. The director resignation policy requires each nominee to the Board of Directors, prior to any election of directors, to submit a conditional resignation to the Board of Directors in connection with such nominee’s nomination. In the event a nominee fails to receive the vote of at least a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the tendered conditional resignation. The Board of Directors must act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, within 90 days from the date of the certification of the election results. The Board shall promptly disclose its decision regarding the tendered resignation by furnishing a Current Report on Form 8-K to the Securities and Exchange Commission (“SEC”), including its rationale for accepting or rejecting the tendered resignation. In making their recommendation and decision, the Nominating and Governance Committee and Board may consider the following factors or other information that it considers appropriate and relevant: (i) the stated reasons, if any, why shareholders withheld their votes, (ii) possible alternative for curing the underlying cause of the withheld votes, (iii) the director’s qualifications in light of the overall composition of the Board, (iv) the director’s past and expected future contributions to the Company, (v) potential adverse consequences of accepting the resignation, including failure to comply with any applicable rule or regulation and (vi) the best interests of the Company and its shareholders. If the Board accepts a director’s tendered resignation, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, pursuant to the Bylaws of the Company. If a director’s resignation is not accepted by the Board, such director will continue to serve in accordance with existing Company regulations. Any director whose tendered resignation is being considered shall not participate in the deliberations conducted by the Nominating and Corporate Governance Committee or the Board.
The Board of Directors recommends that you vote FOR the election of the nominated directors.

The following information is furnished with respect to the persons nominated by the Board of Directors for election as directors and with respect to the continuing directors.

Nominees

Joseph C. Bartolacci, age 57, was appointed Chief Executive Officer of the Company in 2006, and has served on the Board of Directors since 2005. Prior to his appointment as Chief Executive Officer, he was President and Chief Operating Officer of the Company since 2005. Prior thereto, he held various positions within Matthews, including President, Casket Division; Executive Vice President of Matthews; President, Matthews Europe; President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews) and General Counsel of Matthews. Mr. Bartolacci provides management’s perspective in Board decisions about the business and strategic direction of the Company. He has first-hand operating experience in many of the Company’s diverse global businesses and brings a well-developed understanding of the industries in which the Company operates, as well as the opportunities within those industries to drive shareholder value. Mr. Bartolacci received a Bachelor of Science degree in Accounting from Saint Vincent College and a Juris Doctor from the University of Pittsburgh. Mr. Bartolacci serves on the Special Committee of the Board. He also serves on the Company’s Pension Board, the Board of the Jas. H. Matthews & Co. Educational and Charitable Trust, and on the boards of various subsidiaries of Matthews. Mr. Bartolacci is a member of the Board of Directors of Federated Investors, a global investment management company. He is also a member of the Board of Directors of Saint Vincent College and the Carnegie Science Center.

Katherine E. Dietze, age 60, has served on the Board of Directors of the Company since July 2008. Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005. She had also held the position of Managing Director, Investment Banking. Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc., a financial services company. Ms. Dietze brings a strong background in global investment and financial matters. With her background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions. Ms. Dietze received a Bachelor of Arts degree from Brown University and graduated from Columbia University with a Masters in Business Administration in Finance and Marketing. Ms. Dietze serves as Chairperson of the Finance Committee and is a member of the Executive Committee. She is also a director and Chairperson of the Audit Committee and a member of the Governance Committee of Cowen Group, Inc., a financial services firm. She previously served as Chairperson of the Audit Committee and member of both the Governance and Compensation Committees for LaBranche, LLC, a financial services firm purchased by the Cowen Group in June 2011. In January 2011, Ms. Dietze was elected to the Board of Trustees of Liberty Property Trust, a real estate investment trust, where she currently is a member of the Audit and Chairperson of the Governance Committees.

Morgan K. O’Brien, age 57, has served on the Board of Directors of the Company since July 2011. Mr. O’Brien has served as the President and Chief Executive Officer of Peoples Natural Gas Company LLC, a utility serving the southwestern Pennsylvania market, since February 2010. Prior thereto, Mr. O’Brien served as President and Chief Executive Officer of Duquesne Light Holdings, an electric utility company serving western Pennsylvania, since 2001. He held various senior executive positions at Duquesne Light Holdings since 1991. Prior to joining Duquesne Light Holdings, Mr. O’Brien served in various management positions at PNC Bank and at major accounting firms. As a current Chief Executive Officer with more than 10 years experience in that role, Mr. O’Brien brings significant leadership skills to the Board of Directors. With his experience in the areas of accounting and taxation, he also provides the Board and the Audit Committee, of which he is a member, with strong financial skills. Mr. O’Brien is also Chairman of the Compensation Committee and is a member of the Executive Committee. Mr. O’Brien received a Bachelor’s degree in Business Administration and a Masters degree in taxation from Robert Morris University. Mr. O’Brien serves on the Board of Directors of Peoples Natural Gas Company LLC, HFF, Inc. and on the Board of Trustees of Robert Morris University. He also serves on the boards of several civic and charitable organizations in western Pennsylvania.

Continuing Directors

Gregory S. Babe, age 60, has served on the Board of Directors since November 2010. Mr. Babe has served as the Company’s Chief Technology Officer since November 2015, and prior to that served as the Company’s Executive Vice President, Global Information Technology and Integration starting in November 2014. Mr. Babe also serves as President and Chief Executive Officer of Liquid X Printed Metals, Inc., a Carnegie Mellon University spin out. From July 2012 to June 2013, Mr. Babe served as Chief Executive Officer of Orbital Engineering, Inc., a privately held engineering services company. Mr. Babe retired as President and Chief Executive Officer of Bayer Corporation and Bayer MaterialScience LLC in June 2012. Mr. Babe was appointed President and Chief Executive Officer of Bayer Corporation and Senior Bayer Representative for the United States and Canada in October 2008. Mr. Babe was responsible for the North American activities of the worldwide Bayer Group, an international health care, nutrition and high-tech materials group based in Leverkusen, Germany. In addition, he held the position of President and Chief Executive Officer of Bayer MaterialScience LLC, a producer of polymers and high-performance plastics in North America, from July 2004 until June 2012. Mr. Babe is considered well-qualified to serve on the Company’s Board of Directors based on his experience as a Chief Executive Officer of a multinational manufacturing company. He possesses a strong background in manufacturing and regulatory and government affairs. Mr. Babe is a member of the Finance and Special Committees. He serves on the Board of the Benedum Foundation, where he is a member of the Audit Committee. Mr. Babe holds a Bachelor of Science degree in mechanical engineering from West Virginia University.
Terry L. Dunlap, age 58, has served on the Board of Directors since February 2015. Mr. Dunlap currently serves as the principal of Sweetwater LLC, a consulting and investing firm with a focus on manufacturing and technology. Prior thereto, Mr. Dunlap spent 31 years with Allegheny Technologies, where he served as Executive Vice President, Flat-Rolled Products from May 2011 until his retirement in December 2014, President, ATI Allegheny Ludlum from 2002 to 2014, and Group President, ATI Flat-Rolled Products from 2008 to May 2011. Mr. Dunlap’s experience and knowledge in the global manufacturing industry are valuable resources to the Board of Directors. Mr. Dunlap received a Bachelor of Science degree in Marketing from Indiana University of Pennsylvania and attended the Loyola University of Chicago MBA program. Mr. Dunlap is a member of the Audit, Nominating and Corporate Governance, and Special Committees of the Board. Mr. Dunlap serves on the Board of Directors, Compensation and Audit Committees of TimkenSteel Corp., a specialty steel producer, and is a director and Chairman of the Compensation Committee of Elliot Group/EBARA Corp., a global producer of turbomachinery, compressors and turbines. He also serves as the Vice President of the Indiana University of Pennsylvania Foundation Board.
Alvaro Garcia-Tunon, age 65, has served on the Board of Directors since October 2009. Mr. Garcia-Tunon retired as the Chief Financial Officer of Wabtec Corporation (“Wabtec”), a provider of products and services for the global rail industry, effective January 1, 2014. He continued to work with Wabtec as a strategic advisor through December 2017. Mr. Garcia-Tunon was named Executive Vice President and Chief Financial Officer for Wabtec in February 2012. Prior to that, he was Executive Vice President, Chief Financial Officer and Secretary of Wabtec since December 2010. Prior thereto, he served as Senior Vice President, Chief Financial Officer and Secretary of Wabtec since 2003. Having served as the Chief Financial Officer of a public company with global operations, Mr. Garcia-Tunon has leadership skills in international business, corporate governance and risk management. As a Certified Public Accountant, he also provides the Board and the Audit Committee, of which he is a Chairman, the strong financial and accounting skills required to be considered a financial expert. Mr. Garcia-Tunon is also Chairman of the Special Committee and is a member of the Executive and Compensation Committees. Mr. Garcia-Tunon currently is serving on the Board of Directors of MSA Safety, Inc., a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures, since 2012, and serves on the Audit, Legal and Finance Committees of that Board. He also serves as a member of the Board of Directors and Audit Committee of Allison Transmission Holdings, Inc., a global provider of commercial-duty automatic transmissions and hybrid propulsion systems. Mr.

Garcia-Tunon is a board member of the William and Mary Law School foundation and Senator John Heinz History Center, where he serves as its Treasurer. Mr. Garcia-Tunon graduated from the College of William and Mary with a Juris Doctor degree and is a graduate of the University of Virginia with a Bachelor of Science degree in Commerce and Accounting.
Don W. Quigley, Jr., age 62, has served on the Board of Directors of the Company since September 2015. Mr. Quigley is currently a Senior Advisor for the Boston Consulting Group, a global management consulting firm. Mr. Quigley served as President of U.S. Sales of Mondelez International, Inc., a global provider of snack food and beverage products to consumers from 2012 until his retirement in March 2015. Prior thereto, he served as President, Global Consumer Sales of Kimberley-Clark Corporation from 2004 to 2012, and Vice President of Sales for PepsiCo from 1998 to 2004. Mr. Quigley’s experience and knowledge as a senior sales and marketing executive at consumer products companies is a valuable resource to the Company. Mr. Quigley is a member of the Compensation and Finance Committees. Mr. Quigley received a Bachelor of Science degree in Business from the Kelley School at Indiana University, where he serves on the Dean’s Advisory Council. He currently serves on the Board of Directors of Gold Eagle Company, a family-owned provider of automotive fluids and additives.
David A. Schawk, age 62, was named President, SGK Brand Solutions and elected to the Company’s Board of Directors effective upon the Company’s acquisition of Schawk on July 29, 2014. Mr. Schawk previously served as Schawk’s Chief Executive Officer from July 2012, and Chief Executive Officer and President for more than five years prior thereto. He also served on the Schawk Board of Directors since 1992. Mr. Schawk is considered well-qualified to serve on the Company’s Board of Directors based on his experience as a Chief Executive Officer and director of a multinational brand development and brand management company.
John D. Turner, age 72, has served as a director of the Company since 1999. Mr. Turner retired as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, in 2003, where he had served as Chief Executive Officer since 1988. Mr. Turner’s experience, knowledge and expertise as an executive in the metal manufacturing industry are valuable resources to the Company. During his tenure as a director, Mr. Turner has also served or participated on each of the Committees of the Board, providing him with the experience and perspective of the Board’s decision making process in all areas of the Company’s operations. Mr. Turner also has experience as a director for several large public companies. Mr. Turner serves as Chairman of the Executive Committee. Mr. Turner received a Bachelor's Degree in Biology from Colgate University. He currently also serves on the Board of Directors of Allegheny Technologies Incorporated, a position he has held since February 2004, and is the chairman of the Technology Committee of that Board.
Jerry R. Whitaker, age 67, has served on the Board of Directors of the Company since July 2011. Mr. Whitaker was President of Electrical Sector-Americas, Eaton Corporation, a global manufacturer of highly engineered products, until his retirement in June 2011. Prior thereto, he served in various management positions at Eaton Corporation since 1994. Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corporation. Mr. Whitaker’s experience and knowledge as an executive in global manufacturing industries and acquisition integration are valuable resources to the Company. Mr. Whitaker is the Chairman of the Nominating and Corporate Governance Committee and a member of the Finance and Executive Committees. Mr. Whitaker received a Bachelor of Science degree from Syracuse University and a Masters in Business Administration from George Washington University. He currently serves as a director on the boards of Crescent Electric Company, an independent distributor of electrical hardware and supplies, where he is a member of the Audit Committee and Chairman of the Compensation Committee, The Milliken Company, a privately-held diversified industrial company, where he is a member of the Compensation Committee and serves as Chairman of the Audit Committee, and Sealed Air Corporation, a global leader in packaging, food safety and hygiene, where he serves on the Nominating and Governance Committee and is Chairman of the Audit Committee. He is also on the advisory board for Universal Electric Company, a manufacturer of customizable power distribution systems. Mr. Whitaker also serves on the Advisory Board of the School of Engineering at Syracuse University.
The term for each nominee and director is listed below:

Nominees:	Term to expire at Annual Meeting of Shareholders in:

Joseph C. Bartolacci	2021
Katherine E. Dietze	2021
Morgan K. O’Brien	2021

Continuing Directors:

Terry L. Dunlap	2019
Alvaro Garcia-Tunon	2019
John D. Turner	2019
Jerry R. Whitaker	2019

Gregory S. Babe	2020
Don W. Quigley, Jr.	2020
David A. Schawk	2020

PROPOSAL 2

APPROVAL OF THE ADOPTION OF THE 2017 EQUITY INCENTIVE PLAN
On November 16, 2017 (the “Adoption Date”), the Board approved, subject to shareholder approval, the adoption of the Company’s 2017 Equity Incentive Plan (the “2017 Equity Plan”). The affirmative vote of a majority of the votes cast in person or by proxy at a meeting held prior to the anniversary of the Adoption Date in which the holders of at least a majority of the outstanding shares of the Company’s Common Stock are present (in person or by proxy) and voting is required for approval of adoption of the 2017 Equity Plan.  If the shareholders of the Company do not approve the 2017 Equity Plan as proposed in this proxy statement, the 2017 Equity Plan will not be used by the Company.  Upon approval of the 2017 Equity Plan, there will be no further grants under the existing 2012 Equity Incentive Plan, as amended (the “2012 Equity Plan”).
The 2017 Equity Plan is being adopted to maintain alignment of executive compensation with shareholder interests and, upon discontinuation of the existing 2012 Equity Plan, maintain a sufficient share reserve to facilitate equity grants as determined by the Compensation Committee. Through the various awards under the 2017 Equity Plan, employees may acquire shares based on the achievement of certain goals.
In order to determine the number of shares of Common Stock to be authorized under the 2017 Equity Plan, the Compensation Committee and the Board considered the needs by the Company for the shares and the potential dilution that awarding the requested shares may have on the existing shareholders.  As set forth in the Compensation Discussion and Analysis, the Compensation Committee consulted Pay Governance LLC as an independent compensation advisor to assist in this regard.  The compensation advisor examined a number of factors, including the Company’s burn rate and an overhang analysis, which the Compensation Committee considered. As a result, the Compensation Committee recommended to the Board that 1,700,000 shares be authorized under the 2017 Equity Plan.
As of December 29, 2017, approximately 121,038 shares of Common Stock remained available for future grant under the current 2012 Equity Plan.  If the 2017 Equity Plan is approved, no further grants will be made under the 2012 Equity Plan, and the 121,038 shares referred to above would no longer be available for future awards.  The Board is seeking shareholder approval for the 2017 Equity Plan and the pool of shares available under the 2017 Equity Plan, which it expects is sufficient for approximately five years of awards based upon the historic rates of awards by the Compensation Committee under the predecessor plans.
The Compensation Committee and the Board also considered the burn rate with respect to Company equity awards.  The burn rate is the total equity awards granted by the Company in a fiscal year divided by the total Common Stock outstanding at the beginning of the year.  In fiscal 2015, 2016 and 2017, the Company made the following equity awards:

Year	Number of Full-Value Shares Granted to Employees (A)	Number of Full-Value Shares Granted to Non-Employee Directors (B)	Total Number of Full-Value Shares Granted (A+B)	Total Number of Stock Options Granted (C)
2017	216,655	9,434	226,089	—
2016	227,125	15,722	242,847	—
2015	215,370	16,065	231,435	—

Using the ISS Proxy Advisory Services methodology for calculating burn rate, which applies a multiplier of 3.0 to any full value awards (like the restricted shares and performance restricted shares for which the participant does not pay for the shares) awarded by the Company, the Company’s three-year average (ISS adjusted) burn rate for equity grants made in fiscal 2015, 2016 and 2017 was 2.15%, which was below the Commercial & Professional Services (GICS 2020) industry benchmark of 4.24%, based on the Company’s industry group and volatility.  If the burn rate was not adjusted in accordance with ISS policy, the burn rate would decrease to 0.72%.  The Compensation Committee and the Board were satisfied that the Company’s burn rate over the past three years was an acceptable level and well below limits established by ISS.

An additional metric that the Compensation Committee and the Board used to measure the cumulative dilutive impact of the equity program is overhang.  Overhang is defined as:

•	outstanding stock options, plus

•	outstanding full value awards, plus

•
the number of shares available for future grant under the Company’s 2014 Director Plan and the proposed 2017 Equity Plan (disregarding the remaining 2012 Equity Plan shares because no future grants would be made if the 2017 Equity Plan is approved),

•	collectively divided by the total outstanding shares of Common Stock as of the record date.

As of December 29, 2017, the record date for shareholders entitled to vote at the Annual Meeting, the Company had no outstanding stock options, 21,494 restricted stock units (issuable as full value shares upon settlement of such restricted stock units) under the 2012 Equity Plan; plus no outstanding stock options, 6,034 deferred stock units (issuable as full value shares upon settlement of such deferred stock units), and 85,392 shares available for future grant under the Company’s 2014 Director Plan; plus no outstanding stock options, 10,105 deferred stock units (issuable as full value shares upon settlement of such deferred stock units), and no shares available for future grant under the Company’s 1994 Director Plan; plus 1,700,000 shares available for future grant under the proposed 2017 Equity Plan.  As of that date, the Company had 32,291,571 outstanding shares of Common Stock.  This results in an overhang of 5.6%.

The need for and value of such long term equity grants within the Company’s overall compensation structure is also discussed in the “Long Term Incentive Compensation” section in the Compensation Discussion and Analysis.
Additionally, shareholders of the Company are being asked to approve the 2017 Equity Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Performance based compensation may be exempt from this limit where compensation satisfies a number of technical tax related requirements. Among other requirements, Section 162(m) requires that shareholders re-approve certain executive compensation plans every five years for compensation awarded under such plans to be eligible to qualify as exempt performance-based compensation. The Company is asking shareholders to approve the 2017 Equity Plan to satisfy this requirement so that future awards under the 2017 Equity Plan may qualify as exempt performance-based compensation under Section 162(m).
Description of Equity Incentive Plan
The full text of the 2017 Equity Plan is set forth as Exhibit A to this Proxy Statement. The following description of the 2017 Equity Plan is qualified in its entirety by reference to Exhibit A.

General.   The purposes of the 2017 Equity Plan are to encourage eligible employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the Company’s Class A Common Stock, par value $1.00 per share, on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries.  The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary, as determined by the Committee.  As of September 30, 2017 there were approximately 11,000 employees in the Company.

Under the 2017 Equity Plan, the maximum number of shares available for grants or awards is an aggregate of 1,700,000 shares. The 2017 Equity Plan also includes a fixed sub-limit for the granting of incentive stock options.  In general, without further shareholder approval, the maximum number of shares for which incentive stock options may be granted is 1,000,000 shares.

The 2017 Equity Plan provides for (i) the grant of incentive stock options under Section 422 of the Internal Revenue Code, (ii) the grant of nonstatutory stock options, (iii) the grant of stock appreciation rights, either granted in conjunction with stock options (i.e., tandem stock appreciation rights) or not in conjunction with options (i.e., freestanding stock appreciation rights), (iv) restricted share awards, (v) restricted stock units, (vi) performance units and (vii) other stock based awards.  Although the 2017 Equity Plan permits the grant of incentive stock options, the Company has not granted incentive stock options under the 2012 Equity Plan or its prior equity incentive plans.
The maximum number of shares as to which awards other than performance units or “other stock-based awards” may be made under the 2017 Equity Plan to any one employee in any one calendar year is 250,000 shares.  The maximum value of the property, including cash, that may be paid or distributed to any participant pursuant to a grant of performance units in any one calendar year is $5,000,000, and the maximum value of Common Stock and other property, including cash, that may be paid or distributed to any participant with respect to “other stock based awards” in any one calendar year is also $5,000,000.
Share Counting.  For purposes of the limit on the number of shares available under the 2017 Equity Plan and available for the sub-limit on incentive stock options (but not for the individual limit on shares that can be granted), each share of Common Stock which is subject to an award other than a stock option or a stock appreciation right is counted as one share, except that in case of performance units, shares of Common Stock are counted as one share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance unit award.
Except in the case of performance unit awards (where shares of Common Stock are counted only upon actual issuance of the shares), to the extent that any award is forfeited, or any option and tandem stock appreciation right (if any) or any free-standing stock appreciation right terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Common Stock subject to such awards will again be available for awards under the 2017 Equity Plan.  However, shares of Common Stock subject to such awards will continue to be counted for purposes of the individual limits on shares that can be granted.

If the exercise price of any stock option and/or the tax withholding obligations relating to any awards are satisfied by delivering shares or withholding shares relating to such award, the gross number of shares subject to the award will nonetheless be deemed to have been granted for purposes of the 2017 Equity Plan and any shares which are delivered back to the Company will not be added to the aggregate number of shares for which awards may be made under the 2017 Equity Plan.  If shares of Common Stock are issued upon the exercise of a stock appreciation right, all shares subject to the stock appreciation right are counted regardless of the number of shares issued upon exercise. Additionally, if any shares of Common Stock are repurchased on the open market with the proceeds of a stock option exercise, each such repurchased share of Common Stock is deemed to have been granted for purposes of the 2017 Equity Plan and any shares of Common Stock so repurchased will not be added to the aggregate number of shares for which Awards may be made under the 2017 Equity Plan.

Administration.  The 2017 Equity Plan will be administered by a Committee appointed by the Board of Directors.  At present, this is the Compensation Committee.  None of the members of such Committee are eligible to participate in the 2017 Equity Plan.
Subject to the provisions of the 2017 Equity Plan, the Committee has full and final authority, in its discretion, to make awards under the 2017 Equity Plan, and to determine the employees to whom each award is made and the number of shares covered thereby.  In determining the eligibility of any employee, as well as in determining the number of shares covered by each award, the Committee considers the position and responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Committee may deem relevant.
The Committee also has the power to interpret the 2017 Equity Plan and to prescribe such rules, regulations and procedures in connection with the operations of the 2017 Equity Plan as it deems necessary and advisable in its administration of the 2017 Equity Plan.
Terms of Stock Options.  The option price for each stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the stock option except that, in the case of an incentive stock option granted to an employee who owns actually or constructively pursuant to the rules contained in Section 424(d) of the Internal Revenue Code more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a “Ten Percent Employee”), the option price may not be less than 110% of such fair market value.  Fair market value of the Common Stock for all purposes under the 2017 Equity Plan is the mean between the publicly reported highest and lowest sales prices per share of Class A Common Stock of the Company as quoted on the NASDAQ Exchange on the date as of which fair market value is determined.  As of December 29, 2017, the fair market value of the Common Stock of the Company as determined by the above-stated formula was $53.07 per share.
No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee).  Unless the Committee, in its discretion, otherwise determines, an exercisable stock option may be exercised in whole or in part.  Otherwise stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Committee.
The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Committee at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company may cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program, but the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant in the 2017 Equity Plan during any calendar year may not exceed $100,000.  If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the 2017 Equity Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, but subject to the authorization provided for in the following sentence, the exercise dates of such incentive stock options will be accelerated only to the date or dates, if any, that do not result in a violation of the $100,000  restriction, and in such event the exercise dates of the incentive stock options with the lowest option prices would be accelerated to the earliest such dates.  The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction and one or more incentive stock options would thereby be converted in whole or in part to nonstatutory stock options.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) entitles the holder to receive, on exercise, the excess of the fair market value of the Common Stock on the exercise date over the SAR grant price. The Committee may grant SAR awards as stand-alone awards or in tandem with a related option award under the 2017 Equity Plan.  The SAR grant price is set by the Committee and may not be less than the fair market value of the Common Stock on the date of the grant.  Payment upon exercise will be in cash, shares of Common Stock, or both.  Unless otherwise determined by the Committee, any related option will no longer be exercisable to the extent a tandem SAR has been exercised, and the exercise of an option will cancel the related tandem SAR.

Repricing Prohibited.  The 2017 Equity Plan prohibits repricing of options or SARs without further shareholder approval.  Repricing means the grant of a new option or SAR in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or repurchase of an option or SAR at a time when grant price is greater than the fair market value of the Common Stock or any action that would be treated, for accounting purposes, as a repricing.  The grant of a substitute award under the anti-dilution and anti-enlargement provisions explained under “Miscellaneous,” below, is not a repricing.
Other Terms of Options and SARS.  Unless the Committee determines otherwise, the following provisions of this paragraph will apply in the event of any termination of employment, except that the third preceding paragraph will apply in any event if the exercise date of any incentive stock option is accelerated.  If the employment of a participant who is not a Disabled Participant (as defined in the 2017 Equity Plan) is voluntarily terminated with the consent of the Company or a subsidiary or a participant retires under any retirement plan of the Company or a subsidiary (i) any then outstanding incentive stock option held by the participant is exercisable (but only to the extent the stock option was exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or within three months after the date of termination of employment, whichever is the shorter period, and (ii) any nonstatutory stock option or SAR held by the participant is exercisable (but only to the extent the stock option or SAR was exercisable immediately prior to the termination of employment of the participant) at any time prior to the expiration of the stock option or SAR or within one year after the date of termination of employment, whichever is the shorter period.  If the employment of any participant is voluntarily terminated with such consent and such termination occurs because the participant is a Disabled Participant, any then outstanding stock option or SAR held by the participant is exercisable in full (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or SAR or within one year after the date of termination of employment, whichever is the shorter period.  In the event of the death of a participant during employment, any then outstanding stock option or SAR is exercisable in full (whether or not so exercisable immediately prior to the death of the participant) by the person or persons entitled to do so under the will of the participant or, if the participant shall fail to make testamentary disposition of the stock option or SAR or shall die intestate, by the legal representative of the participant, in either case at any time prior to the expiration of the stock option or SAR or within one year after the date of death, whichever is the shorter period.  In the event of the death of a participant after termination of employment during a period when a stock option or SAR is exercisable, any outstanding stock option or SAR held by the participant at the time of death is exercisable by the person or persons entitled to do so under the will of the participant or by the legal representative of the participant (but only to the extent the stock option or SAR was exercisable immediately prior to the death of the participant) at any time prior to the expiration of the stock option or SAR within one year after the date of death, whichever is the shorter period.
If the employment of any participant terminates for any other reason, unless the exercise period of a stock option or SAR following termination of employment has been extended upon the occurrence of one or more of the events described under “Additional Rights in Certain Events” below, the rights of the participant under any then outstanding stock option or SAR terminate at the time of such termination of employment.
Unless the Committee, in its discretion, otherwise determines, no stock option or SAR granted under the 2017 Equity Plan is transferable other than by will or by the laws of descent and distribution, and a stock option or SAR may be exercised during a participant’s lifetime only by the participant.  If the Committee determines that an award is transferable, it may do so only to the extent that such transfer is made without the payment of value or consideration to the participant.
Each grant of a stock option or SAR must be confirmed by an agreement between the Company and the participant which sets forth the terms of the stock option or SAR.
Performance Goals.  The Committee may establish performance goals (“Performance Goals”) in connection with the grant of restricted stock, restricted stock units, performance units or “other stock-based awards.”  In the case of awards to participants who may be covered employees under Section 162(m) of the Internal Revenue Code where the Committee wishes to qualify the award for the performance-based exception to the limitations on compensation deductions under Section 162(m) of the Internal Revenue Code, the Committee may designate the award as a “Qualified Performance-Based Award” and must certify in writing when the Performance Goals have been achieved.  In such cases, the Performance Goals will be based on one or more of the following:

(i)
The following criteria for the Company on a consolidated basis, one or more of its direct or indirect subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or relative to the performance of (x) the Company, its subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies: (1) Net Income, (2) Net Income Growth, (3) Economic Value Added (earnings less a capital charge), (4) EBITDA (earnings before interest, taxes, depreciation and amortization) or adjusted EBITDA, (5) Sales, (6) Revenue Growth, (7) Costs, (8) Expenses, (9) Gross Margin, (10) Operating Margin, (11) Pre-tax Profit or Income, (12) Market Share, (13) Return on Net Assets, (14) Return on Assets, (15) Return on Capital, (16) Return on Invested Capital, (17) Cash Flow, (18) Free Cash Flow, (19) Operating Cash Flow, (20) Operating Income, (21) EBIT (earnings before interest and taxes), (22) Debt to Earnings (including EBITDA and EBIT), (23) Working Capital, (24) Working Capital as a percent of sales, (25) Performance versus budgeted amounts, (26) Innovation as measured by a percentage of sales from new products, (27) Environmental Emissions Improvement, (28) Workforce Diversity and (29) Safety Performance

(ii)
The following criteria for the Company, either in absolute terms or relative to the performance of the Company (for a different period), one or more other companies or an index covering multiple companies: (1) Stock Price, (2) Return on Shareholders’ Equity, (3) Earnings per Share (basic, diluted, GAAP or non-GAAP), (4) Cash Flow per Share and (5) Total Shareholder Return (stock price appreciation plus dividends)

Restricted Stock.  Restricted stock awards are actual shares of Common Stock issued to a participant subject to such restrictions (including restrictions on the right of the participant to sell, assign, transfer, pledge or otherwise encumber the shares awarded while such shares are subject to restrictions) as the Committee may impose thereon.  Except as otherwise determined by the Committee, the participant shall have, with respect to the shares of the restricted stock, all the rights of a shareholder of the Company, including the right to vote the shares and receive cash dividends, provided that such cash dividends will not be paid to such participant unless and until the shares of Common Stock subject to the restricted stock award become vested.  Prior to or at the time of grant, the Committee shall condition the award on the continued employment by the participant, Performance Goals as set by the Committee, or both.  Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any restrictions it imposes.
Following a restricted stock award and prior to the lapse of the applicable restrictions, to the extent that share certificates representing the restricted shares are issued, such certificates will either bear a legend referencing the restrictions or will be held by the Company in escrow.  Upon the lapse of the applicable restrictions (and not before such time), any share certificates representing the restricted shares and unpaid dividends, if any, will be delivered to the participant, or any shares evidenced by book-entry will be marked unrestricted.  If the restrictions applicable to the restricted stock award are not satisfied within the applicable period, the shares subject to the award will be forfeited, any certificates returned to the Company and any book entries changed to evidence transfer of the shares to the Company.
Restricted Stock Unit Awards.  Restricted stock units are awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount of cash, shares of Common Stock, or both, based upon the fair market value of a specified number of shares of Common Stock.  The vesting of such units will be conditioned upon the continued service of the participant, the attainment of Performance Goals as set by the Committee, or both.  Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any of the conditions applicable to restricted stock units.  Restricted stock units generally may not be transferred by a participant.  Participants granted restricted stock units will not be entitled to any dividends payable on the Common Stock unless the agreement relating to the award provides otherwise and shall not have any voting rights with respect to such units.
Performance Units.  Performance units may be granted by the Committee either alone or in addition to other awards under the 2017 Equity Plan and subject to the satisfaction of Performance Goals specified by the Committee.  The Committee may select periods during which the Performance Goals chosen by the Committee are measured for the purpose of determining the extent to which a performance unit has been earned.  The Committee decides whether the Performance Goals have been achieved, what amount of the award will be paid and the form of payment, which may be cash, shares of Common Stock or other property or any combination.  Performance units will not have any voting rights and holders of performance units will not be shareholders of the Company unless and until shares of Common Stock are issued.  Performance units generally may not be transferred by a participant.

Other Awards.  The Committee may award Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents.  Any such award shall be subject to such terms and conditions as established by the Committee.

Certain Restrictions on Certain Awards.  Except as otherwise provided in the 2017 Equity Plan, and subject to certain exceptions set forth in the 2017 Equity Plan, awards of restricted stock, restricted stock units, performance units, or other stock-based awards are generally subject to vesting during a restriction period of at least three years following the date of grant.  However, a restriction period of only at least one year following the date of grant may be used if vesting is conditional, in whole or in part, upon the achievement of performance goals.  Awards with restriction periods of at least three years may first vest upon completion of one year of service measured from the vesting commencement date of the award and thereafter on a pro rata basis over the remainder of any such restriction period.  The Committee may grant or accelerate awards without regard to the foregoing requirements for up to, collectively for all such awards, five percent (5%) of the shares available for award under the 2017 Equity Plan.

Additional Rights in Certain Events.  The 2017 Equity Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and SARs, for the lapse of the restrictions on restricted share awards, and for the vesting of restricted stock units and performance units upon the occurrence of one or more events described in Section 11 of the 2017 Equity Plan (“Section 11 Events”).  Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 20% or more of the voting power of the Company, (ii) during any period of two consecutive years less than a majority of the total number of authorized members of the Board of Directors (excluding vacant seats) are persons who were either directors at the beginning of such period and individuals whose election by the Company’s security holders, or nomination for election, was approved by a vote of at least a majority of the members of the Nominating and Corporate Governance Committee (consisting of directors then still in office who were directors at the beginning of such period or who were approved for election or nomination in accordance with Section 11 of the 2017 Equity Plan) or at least two-thirds of the directors then still in office who were directors on the Adoption Date or who were so approved (other than individuals whose initial assumption of office is in connection with an election or proxy contest), provided that for purposes of determining whether a Section 11 Event has occurred, each Board then-authorized seat shall count once, (iii) the consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction do not hold, directly or indirectly, immediately following such transaction, a majority of the voting power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Company immediately prior to the transaction or (iv) the commencement of any liquidation or dissolution of the Company (other than pursuant to any transfer of 70% or more of the consolidated assets of the Company to an entity or entities controlled by the Company and/or its shareholders following such liquidation or dissolution).
Unless the agreement or an amendment thereto otherwise provides, but subject to the $100,000 restriction described above for incentive stock options and exceptions for certain participants described in Section 11 of the 2017 Equity Plan, notwithstanding any other provision contained in the 2017 Equity Plan, upon the occurrence of any Section 11 Event (i) all outstanding stock options and SARs become immediately and fully exercisable whether or not otherwise exercisable by their terms, (ii) all stock options and SARs held by a participant whose employment with the Company or a subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death are exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option or SARs, (iii) all restrictions applicable to restricted stock awards under the 2017 Equity Plan which have not previously lapsed will lapse regardless of the scheduled lapse of such restrictions and (iv) all restricted stock units and performance units are considered to be earned and payable in full, any vesting conditions are considered to have been satisfied, and such restricted stock units and performance units will be settled in cash as promptly as is practicable after the Section 11 Event.  None of the provisions (i) to (iv) above in this paragraph will apply to a participant whose securities are included in those determining the beneficial ownership of a person referred to in subsection (i) of the Section 11 Events above.
Miscellaneous.  The Board of Directors may alter or amend the 2017 Equity Plan at any time except that, without approval of the shareholders of the Company, no alteration or amendment may (i) increase the maximum aggregate number of shares of Common Stock for which awards may be made under the 2017 Equity Plan, (ii) increase the maximum aggregate number of shares as to which incentive stock options may be granted pursuant to the sub-limit under the 2017 Equity Plan, (iii) make any changes in the class of employees eligible to be granted awards under the 2017 Equity Plan, (iv) change the maximum number of shares as to which awards may be made to any participant under the 2017 Equity Plan, (v) change the maximum amount that may be paid or distributed to any participant in any one calendar year under the 2017 Equity Plan pursuant to a grant of performance units or other stock-based awards, (vi) change the restrictions regarding repricing explained above, (vii) change the option price or base price of any SAR permitted under the 2017 Equity Plan, (viii) be made if shareholder approval of the amendment is at the time required for awards under the 2017 Equity Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the NASDAQ Exchange or any other stock exchange on which the Common Stock may then be listed or (ix) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for an exemption under Section 162(m) of the Internal Revenue Code.  In addition, no alteration or amendment of the 2017 Equity Plan may, without the written consent of the holder of any award theretofore granted under the 2017 Equity Plan, adversely affect the rights of such holder with respect thereto.
The Board of Directors may also terminate the 2017 Equity Plan at any time, but termination of the 2017 Equity Plan would not terminate any outstanding awards granted under the 2017 Equity Plan or cause a revocation or forfeiture of any restricted stock award under the 2017 Equity Plan.
The 2017 Equity Plan contains anti-dilution and anti-enlargement provisions providing for adjustment or substitution in the shares available for awards under the 2017 Equity Plan, in the various maximum limitations on awards under the 2017 Equity Plan, in the number of shares covered by outstanding awards under the 2017 Equity Plan and in the exercise price of outstanding awards in certain events, including mergers, consolidations, acquisitions of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a subsidiary, extraordinary dividend, stock dividend, stock split, revenue stock split, reorganization, share combination or recapitalization.
Awards to a participant may, in the Committee’s sole discretion at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such awards, be cancelled, suspended or required to be repaid to the Company if the participant (i) competes with the Company or its subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or certain others to cease doing business with the Company or its subsidiaries, or interferes with the Company’s or any of its subsidiaries’ relationships with such customer, supplier, licensee or other person, (iii) solicits employees to leave the employment of the Company or its subsidiaries or interferes with their employment relationship, or (iv) defames or disparages the Company, its subsidiaries or certain related persons.  Unless the agreement related to an award or an amendment otherwise provides, these provisions do not apply following the occurrence of one or more of the events described under “Additional Rights in Certain Events” above.

All awards under the 2017 Equity Plan constitute a special incentive payment to the participant and are not taken into account in computing the amount of salary or compensation of the participant for the purpose of determining benefits under any other benefit plan or under any agreement between the Company and the participant, unless such plan or agreement specifically provides otherwise.

The 2017 Equity Plan has indemnification provisions providing indemnity for actions taken under the 2017 Equity Plan by members of the Company’s Board and the Company’s officers.
The 2017 Equity Plan contains provisions intended to comply with both Section 409A of the Internal Revenue Code (related to deferred compensation) and, as discussed above under Performance Goals, Section 162(m) of the Internal Revenue Code (related to performance-based awards).  The Committee may establish procedures allowing payment of an award to be deferred, provided any deferral is consistent with Section 409A of the Internal Revenue Code.  In such cases of deferral, the participant may be entitled to receive interest or dividends, or dividend equivalents, with respect to shares covered by the award, but in no event will any of the same be paid on any unearned performance units or performance share units until such units vest.
Possible Anti-takeover Effect
The provisions of the 2017 Equity Plan providing for the acceleration of the exercise date of outstanding stock options and SARs upon the occurrence of a Section 11 Event, the extension of the period during which outstanding stock options and SARs may be exercised upon termination of employment following a Section 11 Event, the lapse of restrictions applicable to restricted stock and other awards, and accelerated vesting of restricted stock units and performance units upon the occurrence of a Section 11 Event may be considered as having an anti-takeover effect.
Awards to Named Officers and Other Employees
The 2017 Equity Plan is new and no awards have been made under it.  The Committee has not yet established guidelines or standards on the types of awards it may grant under the 2017 Equity Plan to the named officers or other participants or the number of shares that the awards will cover.
Share Repurchases May Prevent Dilution
For a number of years, the Company has had and the Company currently has in place an active share repurchase program.  The Company has no specific policy or practice with respect to the repurchase of shares under such program in order to offset grants of shares under its equity plans.  However, the effect of any such share repurchase program will be to prevent or minimize the dilutive effect of stock-based compensation plans.
Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of awards under the 2017 Equity Plan.  It is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the 2017 Equity Plan.  This summary is not intended to be exhaustive, is based on U.S. federal income tax law currently in effect, does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences under present law nor does it describe consequences based on particular circumstances.

Incentive Stock Options.  A participant does not recognize any taxable income upon receipt of an incentive stock option or generally, at the time of exercise of an incentive stock option, whether cash or shares are used to pay the exercise price.  The exercise of an incentive stock option, however, generally does result in an increase in a participant’s taxable income for alternative minimum tax purposes.

If a participant exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to a participant), upon disposition of the shares any amount realized in excess of the participant’s tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss.  In the event of a “disqualifying disposition”, the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the participant’s tax basis in the shares) is treated as compensation income received by the participant in the year of disposition.  Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year.  Special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock.  If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a “disqualifying disposition” of the shares transferred, but only compensation income determined as stated above, and no capital gain or loss, is recognized.
Neither the Company nor any of its subsidiaries is entitled to a deduction with respect to shares received by a participant upon exercise of an incentive stock option and not disposed of in a “disqualifying disposition.”  If an amount is treated as compensation received by a participant because of a “disqualifying disposition,” the Company or one of its subsidiaries generally is entitled to a deduction in the same amount for compensation paid, subject to the “Limits on Deductions/Other Tax Matters” below.
Nonstatutory Stock Options.  A participant generally does not recognize any taxable income upon receipt of a nonstatutory stock option.  Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is treated as compensation income received by the participant in the year of exercise.  If the option price of a nonstatutory stock option is paid in whole or in part in shares, no income, gain or loss is recognized by a participant on the receipt of shares equal in value on the date of exercise to shares delivered in payment of the option price.  The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is treated as compensation income received by the participant on the date of exercise of the stock option.
The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of a nonstatutory stock option, subject to the “Limits on Deductions/Other Tax Matters” below.

Stock Appreciation Rights.  A participant generally does not recognize any taxable income upon receipt of a SAR (whether as a stand-alone award or in tandem with a related option award).  Upon the exercise of a SAR the amount by which the fair market value of the Common Stock subject to the SAR on the exercise date exceeds the SAR grant price is treated as compensation income received by the participant in the year of exercise, whether received in cash, shares of Common Stock or both.  The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of the SAR, subject to the “Limits on Deductions/Other Tax Matters” below.

Restricted Stock.  A participant does not recognize any taxable income upon the grant of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture).  However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions.  If the participant does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the participant and is taxable in the year the restrictions lapse.  If the participant does not make a Section 83(b) election, dividends paid to the participant on the shares prior to the date the restrictions lapse will be treated as compensation income.  The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income to the participant, subject to the “Limits on Deductions/Other Tax Matters” below.
Restricted Stock Units.  A participant generally does not recognize any taxable income upon receipt of restricted stock units.  Any cash and the fair market value of any shares of Common Stock received by a participant upon the vesting of restricted stock units are treated as compensation income received by the participant in the year of receipt.  The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon vesting of the restricted stock units, subject to the “Limits on Deductions/Other Tax Matters” below.
Performance Units.  A participant generally does not recognize any taxable income upon receipt of performance units.  Any cash and the fair market value of any shares of Common Stock and other property received by a participant when performance units are earned are treated as compensation income received by the participant in the year of receipt.  The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon the earning of performance units, subject to the “Limits on Deductions/Other Tax Matters” below.
Other Awards.  The tax consequences to the participant and the Company of awards of Common Stock and other awards that are valued by reference to or otherwise based upon Common Stock will be dependent upon the nature and structure of the award.
Deferred Compensation.  While the Committee may establish procedures allowing payment of an award to be deferred, any deferral under the 2017 Equity Plan is intended to comply with Section 409A of the Internal Revenue Code so as to avoid additional taxes under Section 409A of the Internal Revenue Code being imposed on the participant.
Limits on Deductions/Other Tax Matters.  Certain events described above under “Additional Rights in Certain Events” may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to a participant on certain compensation resulting from awards previously received under the 2017 Equity Plan and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid provided the compensation is reasonable.  However, Section 162(m) of the Internal Revenue Code disallows a compensation deduction for compensation paid to the principal executive officer and any of the other three highest compensated officers (other than the principal financial officer) of the Company in excess of $1 million each in any taxable year of the Company, except that compensation that is performance-based may be excluded from this deduction limitation.  (The $1 million deduction limit is reduced by the amount of any compensation deduction disallowed under the immediately preceding paragraph.) The 2017 Equity Plan has been structured so that compensation arising from the exercise of nonstatutory stock options, SARs or the disqualifying disposition of shares acquired upon exercise of incentive stock options should be performance-based within the meaning of Section 162(m) of the Internal Revenue Code.  As indicated above, the 2017 Equity Plan also permits the Committee to designate awards other than options and SARs as Qualified Performance-Based Awards with the objective of qualifying such awards as performance-based within the meaning of Section 162(m) of the Internal Revenue Code.  Nevertheless, it is possible that awards may be made which may be subject to the limits of Section 162(m) of the Internal Revenue Code.

In addition to the 2017 Equity Plan, the Company also has a Director Fee Plan.  The Director Fee Plan is more fully described in the “Compensation of Directors” section of this Proxy Statement.

Equity Plan Information

The following table provides information about grants under the Company’s equity compensation plans as of September 30, 2017:

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	27,504	(1)	—	2,206,197	(2)
Equity compensation plans not approved by security holders	None		None	None
Total	27,504	(1)	$—	2,206,197	(2)
(1) - Includes 10,105 deferred stock units (issuable as full value shares upon settlement of such deferred stock units) granted under the 1994 Director Fee Plan, 6,034 deferred stock units (issuable as full value shares upon settlement of such deferred stock units) granted under the Amended and Restated 2014 Director Fee Plan, and 11,365 restricted stock units (issuable as full value shares upon settlement of such restricted stock units) granted under the 2012 Equity Plan. As of December 29, 2017, deferred stock units under the Amended and Restated 2014 Director Fee Plan were 6,034, deferred stock units under the 1994 Director Fee Plan were 10,105, and restricted stock units under the 2012 Equity Plan were 21,494 representing a total number of securities to be issued upon exercise of outstanding options, warrants and rights of 37,633.

(2) - Includes 1,531,567 shares authorized for issuance under the Employee Stock Purchase Plan, 85,392 shares authorized for issuance under the Amended and Restated 2014 Director Fee Plan, and 589,238 shares authorized for issuance under the 2012 Equity Plan. As of December 29, 2017, approximately 121,038 shares remain available for future grant under the 2012 Equity Plan. If the 2017 Equity Plan is approved, no further grants will be made under the 2012 Equity Plan and the 121,038 shares will no longer be available for future awards.

Vote Required

The vote required for approval of Proposal 2 is the affirmative vote of a majority of the votes cast by all the shareholders entitled to vote thereon.  The Board of Directors recommends that you vote FOR approval of Proposal 2.  The proxy holders will vote your proxy FOR this item unless you give instructions to the contrary on the proxy.

PROPOSAL 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company's Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2018.

The Audit Committee has determined that it would be desirable as a matter of good corporate practice to request an expression of opinion from the shareholders on the appointment. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, a quorum being present. Abstentions and non-broker votes will have the effect of a vote cast “against” the proposal.

If the shareholders do not ratify the selection of Ernst & Young LLP, the selection of an alternative independent registered public accounting firm will be considered by the Audit Committee; provided, further, however, even if the shareholders do ratify the selection of Ernst & Young LLP, as requested in this Proxy Statement, the Audit Committee reserves the right, at any time, to re-designate and retain a different independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2018.

It is not expected that any representative of Ernst & Young LLP will be present at the Annual Meeting of Shareholders.

The Board of Directors recommends that you vote FOR Proposal 3.

PROPOSAL 4
ADVISORY (NON-BINDING) VOTE ON THE EXECUTIVE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
As described in the Compensation Discussion and Analysis in this Proxy Statement, and summarized in the “Executive Summary” thereto, the Compensation Committee of the Board has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The Company presents a proposal for an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers on an annual basis. Accordingly, the Company is presenting the following proposal, which gives our shareholders the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the resolution set forth below. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"). Approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved (on a non-binding basis) if the proposal receives the affirmative vote of at least a majority of the shares represented, in person or by proxy, at the meeting and entitled to vote, a quorum being present. Abstentions and broker non-votes will have the effect of a vote cast “against” the proposal. Because the vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and implementation of executive compensation programs.

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation and Retirement Benefits.”
The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this Proxy Statement set forth under the caption “Executive Compensation and Retirement Benefits” of this Proxy Statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.
The Board of Directors recommends that you vote FOR Proposal 4.

STOCK OWNERSHIP

The Company's Articles of Incorporation divide its voting stock into three classes: Preferred Stock, and Class A and Class B Common Stock. At the present time, no Preferred Stock or Class B Common Stock is issued or outstanding. The following information is furnished with respect to persons who the Company believes, based on its records and filings made with the Securities and Exchange Commission, beneficially own five percent or more of the outstanding shares of Common Stock of the Company, and with respect to directors, officers and executive management. Those individuals with more than five percent of the Company's Common Stock could be deemed to be "control persons" of the Company.

This information presented is as of November 30, 2017, except as otherwise noted.

Name of Beneficial Owner (1)	Number of Class A Shares Beneficially Owned (1)(2)		Percent of Class	Deferred Stock Compensation Shares (7)
Directors, Officers and Executive Management:
J.C. Bartolacci	385,211	(3)	1.2	—
G.S. Babe	40,808	(3)	0.1	5,798
K.E. Dietze	22,176	(4)	0.1	—
T.L. Dunlap	6,428	(4)	*	—
S.D. Gackenbach	62,268	(3)	0.2	—
A. Garcia-Tunon	21,759	(4)	0.1	4,132
S.F. Nicola	151,704	(3)	0.5	—
M.K. O’Brien	14,368	(4)	*	—
D.W. Quigley, Jr.	4,133	(4)	*	—
D.A. Schawk	208,088	(3)(5)	0.6	—
J.D. Turner	30,176	(4)	0.1	4,307
B.D. Walters	43,314	(3)	0.1	—
J.R. Whitaker	13,331	(4)	*	1,902
All directors, officers and executive management as a group (19 persons)	1,220,028	(6)	3.8	16,139
Others:
BlackRock Institutional Trust Company, N.A. 525 Washington Boulevard, Suite 1405 Jersey, NJ 07310	3,864,137	**	12.0
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355-2331	3,162,328	**	9.8
Franklin Advisory Services LLC 55 Challenger Road, Suite 501 Ridgefield Park, NJ 07660	2,955,117	**	9.2
* Less than 0.1%.
** Information as of September 30, 2017, derived from Schedule 13D or 13G filings filed by the beneficial owner.

(1)
Any shares that may be beneficially owned within 60 days of November 30, 2017 are included in beneficial ownership. Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Company.

(2)	To the best of the Company’s knowledge, the nature of the beneficial ownership for all shares is sole voting and investment power, except as otherwise noted in these footnotes.

(3)
Includes restricted shares with performance and time vesting provisions as follows: Mr. Bartolacci, 168,082 shares; Mr. Babe, 25,620 shares; Mr. Gackenbach, 26,741 shares; Mr. Nicola, 44,204 shares; Mr. Schawk, 15,785 shares; and Mr. Walters, 22,420 shares.

(4)	Includes 4,133 restricted shares with time vesting provisions.

(5)
Includes 3,581 shares held in the David and Teryl Schawk Family Foundation over which Mr. Schawk has voting and investment control but no pecuniary interest; 35,548 shares held in the Teryl Alyson Schawk 1998 Trust; 51,514 shares held in trusts for the benefit of Mr. Schawk’s children for which Mr. Schawk or his spouse serves as trustee; 101,971 shares held in the David A. Schawk 1998 Trust for which Mr. Schawk serves as trustee with voting and investment power over such shares; 87,809 shares held in trusts for the benefit of Mr. Schawk’s niece for which Mr. Schawk serves as custodian with voting and investment power but no pecuniary interest; and 97 shares held as custodian.

(6)	Includes 244,311 restricted shares with time vesting provisions and 140,732 restricted shares with performance vesting provisions.

(7)
Represents shares of Common Stock held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan. See “General Information Regarding Corporate Governance--Compensation of Directors” of this Proxy Statement.

Stock Ownership Guidelines

The Company has established guidelines for stock ownership by management, which are intended to promote the alignment of the interests of management with the Company’s shareholders. As more fully described under “Compensation Discussion and Analysis” of this Proxy Statement, the guidelines provide for ownership by management of shares of the Company’s Common Stock with a minimum market value ranging up to five times base salary depending upon the individual’s position with the Company. Individuals are expected to achieve compliance with these guidelines within a reasonable period of time after appointment to their respective positions.

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares. Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position. The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met. Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs. As of November 30, 2017, all of the Named Executive Officers had exceeded the Company’s stock ownership guidelines.

The Company has also adopted guidelines for stock ownership by non-employee directors, which require that each director maintain ownership of shares of the Company’s Common Stock (either directly, through restricted shares issued under the Company’s Director Fee Plan or through shares held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan) with a market value approximating five times the current annual retainer ($85,000). Directors are expected to achieve compliance with these guidelines within a reasonable period of time after becoming a director. As of November 30, 2017, all of the directors had met or exceeded the Company’s stock ownership guidelines or are within the reasonable time period for compliance.

EXECUTIVE COMPENSATION AND RETIREMENT BENEFITS

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management. Based upon such review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2018 Proxy Statement, and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017.

Submitted by:

The Compensation Committee of the Board of
Directors of Matthews International Corporation

M.K. O’Brien, Chairperson
A. Garcia-Tunon
D.W. Quigley, Jr.

Compensation Discussion and Analysis

Executive Summary

Continuous improvement in operating results and the creation of shareholder value are key elements of the compensation philosophy of Matthews International Corporation. This philosophy serves as the framework for the Company’s executive compensation program. Our program is designed to provide incentive arrangements that reward executives for improvement in the Company’s operating results and appreciation in our stock value.

To underscore the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, our Compensation Committee (referred to throughout this section as the Committee) has developed incentive arrangements based on rigorous performance standards. Our annual incentive compensation plan rewards executives for the achievement of operating profit and economic value added targets set by the Committee at the beginning of the fiscal year. These targets are based upon the Company’s business plan. Accordingly, our annual incentive compensation plan is designed to motivate management to maintain and, more importantly, achieve higher levels of profits and economic value added for the Company and its shareholders. “Economic value added” is the measure of operating profit compared to the cost of the capital utilized to generate this profit.

Our long-term incentive program provides for grants of shares of restricted stock, with one-half of the shares vesting based on the achievement of performance targets and the remaining one-half based on the continued employment of a named executive officer (“NEO”) over a three-year period. For the fiscal 2017 grant, the Company established two criteria for the performance-vesting shares, with each criteria further containing three separate, pro-rated performance requirements:

•	One-half (50%) of the performance-vesting shares vest upon the attainment of non-GAAP annual earnings per share of $3.65, $3.94 and $4.26, and

•	One-half (50%) of the performance-vesting shares vest upon the attainment of 5%, 15% and 25% appreciation in the Company’s stock price.

Failure to achieve the earnings per share targets within three years of the date of grant or the stock price appreciation hurdles within five years of the date of grant will result in forfeiture of the applicable portions of the respective awards. Vested shares are subject to the Company’s stock ownership guidelines which require each executive to own shares the value of which equals a multiple of the executive’s base salary.

Other notable highlights of our executive compensation program include:

•
Both the incentive compensation plan and long-term incentive program provide the Committee with discretion to adjust for the recovery of previously paid awards in the event of a restatement of financial statements, or to cancel, suspend, or require repayment to the Company of outstanding awards for violation of non-compete, non-solicitation or disparagement provisions.

•
The Company offers no employment, severance or change in control agreement to any executive, except as customary in certain foreign countries, in certain cases in connection with acquired companies or as necessary in the recruitment of a new executive.

•	The Company provides a minimal level of market competitive perquisites to executives.

•
Both the incentive compensation plan and long-term incentive programs are designed and administered to preserve the deductibility of NEO compensation under IRC Section 162(m) and have been approved by the Company’s shareholders.

At the annual shareholders’ meeting in February 2017, the fiscal 2016 executive compensation of the Company’s NEO’s was approved by our shareholders, with approximately 94% of the votes cast voting in favor of the proposal.

The Committee considered the favorable shareholder vote in February 2017 in connection with its determination of compensation policies and decisions and concluded that the Company would maintain its existing compensation philosophy in determining current year compensation design and implementation.

CEO Compensation Determination

In its determination of the specific elements of fiscal 2017 executive compensation for the Company’s Chief Executive Officer (“CEO”), the Committee considered the following:

Base Salary - CEO base salary for 2017 was established at the Committee’s meeting in November 2016. Based on the competitive market assessment prepared by Pay Governance LLC, our independent executive compensation consultant, the Company’s CEO base salary was determined to be approximately 97% of the market median. As Mr. Bartolacci has held the CEO position since 2006 and his fiscal 2016 individual performance was rated Distinguished (highest), the Committee agreed that his annual base salary adjustments over the next several years should be determined with a goal of attaining market median, provided his individual performance remains at or above the current level. As a result, the base salary for Mr. Bartolacci was increased 4.5% for calendar 2017. After this adjustment, Mr. Bartolacci’s base salary approximated the market median.

Annual Incentive Compensation - Mr. Bartolacci’s annual incentive compensation target as a percent of base pay for fiscal 2017 was determined based on the competitive market assessment prepared by our independent compensation consultant. Actual CEO incentive compensation for fiscal 2017 was determined based on the operating results and economic value added performance of the Company in comparison to targets established by the Committee. The Company’s consolidated operating results and economic value added performance exceeded the pre-established targets for fiscal 2017. As a result, Mr. Bartolacci received incentive compensation equivalent to 140% of target as described later in this report.

Stock Awards - CEO equity compensation awards for fiscal 2017 were granted in November 2016. In determining equity compensation grants, the Committee considers total shareholder return (“TSR”) as an important factor in the alignment of CEO performance-based compensation with the interests of the Company’s shareholders. For the fiscal year ended September 30, 2016, the Company’s stock price appreciated approximately 24% and the Company’s earnings (on an adjusted non-GAAP basis) increased 11.6% over fiscal 2015.

The Committee also considers the individual performance evaluation of Mr. Bartolacci, which was rated as Distinguished for fiscal 2016. As a result, the Committee granted an equity compensation award of 71,000 restricted shares to Mr. Bartolacci for fiscal 2017.

In its evaluation of executive compensation, the Committee considers TSR a significant factor in determining the total compensation that can be earned by the Company’s CEO. Specifically, one of the performance elements of our equity compensation program requires the attainment of pre-defined stock appreciation thresholds to achieve vesting. Failure to achieve the stock price hurdles within five years of the date of grant will result in forfeiture of the shares. The other performance element of our equity compensation program requires the attainment of pre-defined earnings per share growth thresholds to achieve vesting. Failure to achieve these thresholds within three years of the date of grant will also result in forfeiture of the shares.

For awards granted during the past five fiscal years, an average of 66.0% of the performance-based stock awards as included in the Summary Compensation Table have actually been earned by our CEO (see table under “Pay-For-Performance Alignment”) as a result of the Company’s performance.

Retirement Benefits - There were no changes in the Company’s executive retirement benefit formulas and, as such, Mr. Bartolacci did not have a significant change in his defined benefits under the plans.

Compensation Committee Administration

The Company's executive compensation policies are administered by the Compensation Committee of the Board of Directors. The Committee consists of three independent directors: Mr. O’Brien (Chairperson), Mr. Garcia-Tunon and Mr. Quigley. Compensation for the Company's CEO, Chief Financial Officer and the three other most highly compensated executives is presented in the Summary Compensation Table.

The principal function of the Compensation Committee is to review the Company’s compensation and benefit programs, including executive compensation and benefits, to ensure that total compensation is appropriate, competitive and consistent with the Company’s compensation philosophy. In performing its duties, the Committee consults with the Company’s CEO, the Company’s Vice President, Human Resources and various independent external advisors. In fiscal 2017, the Committee consulted principally with Pay Governance LLC, an independent executive compensation consulting firm. Pay Governance LLC does no other work for the Company and reports directly to the Committee. The Committee has full authority to retain external advisors, consultants and agents, as necessary, in the fulfillment of its responsibilities. The Committee reviews the performance and the fees of the independent consultant each year and determines whether to retain such consultant for the upcoming year.

Among its other duties, the Committee has responsibility for setting executive base salary levels and administering the terms and policies of the following key executive benefit plans:

•	2015 Incentive Compensation Plan

•	2012 Equity Incentive Plan

•	Supplemental Retirement Plan (“SERP”)

•	Officers Retirement Restoration Plan (“ORRP”)

Compensation Philosophy

The principal objectives of the Company’s executive compensation program, which includes compensation provided to the Company’s NEOs, are to:

•	Attract, retain and motivate highly-qualified executives

•	Reward continuous improvement in operating results and the creation of shareholder value

•	Align the interests of the Company’s executives with our shareholders

The Company seeks to accomplish these objectives by maintaining a compensation philosophy that emphasizes rigorous performance-based programs. The foundation of its philosophy is to:

•	Emphasize performance-based compensation elements while providing fixed compensation (base salary) commensurate with the market

•	Provide retirement and other benefits that are competitive with the market

•
Provide no employment contracts or other guarantees of employment except as customary in certain foreign countries, in certain cases in connection with acquired companies or as necessary in the recruitment of a new executive

•	De-emphasize the use of perquisites except for business purposes

The Company believes that executive compensation should be designed to provide management with incentives for the achievement of annual and long-term strategic objectives, with the ultimate objective of delivering greater shareholder value. The Committee believes that an effective compensation structure should focus executives on the achievement of the Company’s business objectives and reward executives for achieving those objectives. As such, the Committee’s philosophy is to provide performance-based compensation that targets levels modestly above the market median while targeting fixed base salaries at the median of the market. The Committee has designed this approach in light of the rigorous performance standards of the Company’s incentive plans and because the Company does not in general provide any type of employment contracts or severance programs to executives. The Committee believes it has structured its annual and long-term performance-based compensation to encourage and reward high performance and achievement of Company objectives.

In pursuit of this philosophy, the Company’s executive compensation program includes the following key components:

•	Base salaries

•	Annual cash incentive payments under the 2015 Incentive Compensation Plan

•	Long-term incentive compensation under the 2012 Equity Incentive Plan

•	Retirement benefits

•	Other benefits (i.e., health & welfare benefits, insurance, certain perquisites)

In general, the Committee’s desire to align our executive compensation program with the market drives the allocation between short-term and long-term compensation as well as cash and equity components. The Committee believes that the level of compensation provided to an executive should be based on success against pre-established performance goals that drive the creation of shareholder value. To achieve this objective, the Company has built its current annual cash incentive plan based on achievement of operating profit and economic value added targets. Over the long-term, the Committee believes that stock price growth is one of the best indicators of the creation of shareholder value. Therefore, the Committee provides equity awards with a level of value and rate of vesting that are dependent on time and the achievement of earnings per share and stock price hurdles. The Company has no formal policy regarding the allocation of variable and fixed compensation for its NEOs.

The Committee has considered whether its executive compensation program promotes risk taking at levels that are unacceptable to the Company. The Committee considered the following factors related to risk:

•	Compensation philosophy that targets salaries at the market median and incentives modestly above median

•	Annual incentive design that caps maximum awards for the achievement of operating profit and economic value added targets reflective of the Company’s business plan

•	Long-term incentives with performance and time-based vesting criteria

•	Stock ownership guidelines

•	Incentive compensation recoupment policy

The Committee believes that the above factors as well as the overall executive compensation design, policies and mix of compensation serve to manage risk in a manner that is acceptable to the Company and its shareholders.

The Committee makes decisions regarding executive compensation with input from its independent consultant. When making decisions regarding compensation for the CEO, the Committee has a process in which it considers comparative market data provided by its independent consultant and the CEO’s performance assessment prepared by the Company’s Board of Directors. When making decisions regarding compensation for executives other than the CEO, the Committee considers comparative market data and seeks input and evaluates recommendations from the CEO. In order to obtain comparative market data for evaluating executive compensation, the Company, through its independent consultant, utilizes compensation data published by Towers Watson. This survey contains hundreds of company participants, although the number of participants and the names of the companies that provided data for each position varies by position and is not provided by the survey publisher for confidentiality purposes. The Company targets industrial / manufacturing companies of similar size, complexity, employment region and performance in developing this data. Because data sample sizes for these types of companies may not be sufficient, the Company supplements such data with broader and more general industry data to develop its market data.

In evaluating compensation for 2017, the Committee’s independent consultant developed a group of peer companies to make assessments of market compensation and to determine the alignment of compensation earned relative to Company and peer performance. The peer group targeted industrial/manufacturing companies of similar size, complexity, employment region and performance. The peer group of companies used in evaluating compensation (“Peer Group”) for 2017 was:

Actuant Corporation	Barnes Group Inc.	CLARCOR Inc.
Deluxe Corp.	Graco Inc.	Hillenbrand, Inc.
ICF International, Inc.	IDEX Corporation	John Wiley & Sons, Inc.
Kaman Corporation	MDC Partners, Inc.	Meredith Corporation
Minerals Technologies Inc.	MSA Safety Incorporated	Moog, Inc.
Schweitzer-Mauduit Intl.	Service Corp. International	Standex International Corp.
Teledyne Technologies, Inc.	Viad Corporation	Woodward, Inc.
Westinghouse Air Brake Technologies Corporation

For calendar 2018, the Committee approved the removal of CLARCOR Inc. (acquired).

The Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized equity compensation gains, in its decisions to increase or decrease compensation in the current year. The Committee believes that this would not be in the best interest of retaining and motivating the executive.

Pay-for-Performance Alignment

The Committee believes there are different ways of assessing whether compensation paid to executives aligns with the performance of the Company. For the Committee’s consideration in understanding the Company’s pay-for-performance alignment, the Committee’s compensation consultant examined the relationship of our CEO’s realizable compensation and the Company’s performance relative to the CEO compensation and performance of the Peer Group. Performance was defined as the relative ranking of the following four performance metrics:

•	Net sales growth

•	Return on invested capital

•	Growth in earnings before interest, taxes, depreciation and amortization (EBITDA)

•	Total shareholder return (stock price appreciation plus dividends)

The consultant evaluated each performance metric independently relative to the Peer Group for the year 2016, the three-year period 2014 through 2016, and the five-year period 2012 through 2016. The relative ranking of each performance metric was averaged to form a composite ranking. The Company’s relative composite performance ranking was aligned with the Peer Group as follows:

•	2016: 63rd percentile

•	2014 through 2016: 73rd percentile

•	2012 through 2016: 57th percentile

The consultant compared the performance for 2016 to the CEO’s annual cash bonus for fiscal year 2016. This ranked at the 85th percentile of the Peer Group CEO’s, while the Company’s relative performance composite ranked at the 63rd percentile of the Peer Group. The Committee is satisfied with the alignment of the relative ranking of the CEO’s bonus with the relative ranking of Company performance.

For the three-year period 2014 through 2016, the CEO’s three-year realizable compensation relative to the Peer Group ranked at the 68th percentile while the Company’s performance composite ranked at the 73rd percentile of the Peer Group. Realizable compensation includes base salary, actual bonuses paid, the intrinsic value of equity awards at the year-end 2016 stock price and performance shares earned or expected to be earned.

For the five-year period 2012 through 2016, the CEO’s five-year realizable compensation relative to Peer Group ranked at the 51st percentile while the Company’s performance composite ranked at the 57th percentile of the Peer Group.

Pay-for-Performance Alignment
Board/Shareholder Concerns:
Below Median Performance
Above Median Compensation
2016 Annual Incentive
Three-Year Realizable Compensation
Five-Year Realizable Compensation
Executive Concerns:
Above Median Performance
Below Median Compensation
Relative Realizable Compensation Percentile
100%
75%
50%
25%
0%
Composite Performance Percentile
0%
25%
50%
75%
100%

The Committee evaluated this information and concluded that the Company’s relative performance was aligned with the relative realizable value of compensation paid to the CEO on a one-year, three-year and five-year basis.

As further emphasis on the Committee’s philosophy to align long-term incentive compensation with the Company’s performance, below is a table which reflects the actual realized portion as of September 30, 2017 of the performance-based long-term incentive compensation awards over the past five years for our CEO:

Grant	Performance Measure	Grant Value	Grant Date Stock Price	Vesting Thresholds			Percent of Shares Earned	Forfeiture Date
2013	Non-GAAP EPS	$354,875	$28.39	$2.57	$2.83	$3.11	100.0%	2016
2013	Stock Price	439,875	28.39	29.81	32.65	35.49	100.0%	2018
2014	Non-GAAP EPS	427,770	40.74	2.69	2.94	3.14	100.0%	2017
2014	Stock Price	558,810	40.74	42.78	46.85	50.93	100.0%	2019
2015	Non-GAAP EPS	499,200	46.08	2.88	3.11	3.36	100.0%	2018
2015	Stock Price	591,012	46.08	48.39	53.00	57.60	100.0%	2020
2016	Non-GAAP EPS	850,403	57.50	3.25	3.51	3.79	66.7%	2019
2016	Stock Price	790,585	57.50	60.38	66.13	71.88	100.0%	2021
2017	Non-GAAP EPS	985,295	66.61	3.65	3.94	4.26	0.0%	2020
2017	Stock Price	912,594	66.61	60.38	76.61	83.27	0.0%	2022
	Total						66.0%

Base Salaries

The Committee determines and approves the base salaries of the Company’s executives, including the CEO, and considers recommendations from the CEO with respect to the other executives. The Committee employs the same principles that are applied in developing the base salaries of all employees. Base salary ranges are determined for each executive position based on their level, responsibilities and complexity using the 50th percentile survey data for similar positions at comparable companies. A base salary market median amount is determined for each position based on this competitive data and ranges are established to provide that the Company’s salary levels are managed between 80% and 120% of such market median.

In determining base salary adjustments for each executive, the Committee considers the individual’s performance evaluation, the level of responsibility for the position, an individual’s current base salary in relation to market median and industry competition for executive talent. As discussed earlier, the Committee’s philosophy is to target fixed base salaries at the median of the market. On this basis, base salaries were increased for calendar 2017 as follows:

NEO	Percent Increase
Mr. Bartolacci	4.5%
Mr. Babe	4.0%
Mr. Gackenbach	3.5%
Mr. Nicola	4.5%
Mr. Walters	4.5%

As a result of these adjustments, the calendar 2017 base salaries of each named executive officer approximated market median.

Executives are also subject to an annual individual performance evaluation. The evaluations are designed to rate each executive on various criteria, both objective and subjective, including the areas of leadership, technical expertise, initiative, judgment and personal development. An overall rating is assessed to each individual from these evaluations and is an important element in determining annual adjustments to base salaries. The rating levels include: Distinguished (highest rating), Commendable, Competent, Adequate and Provisional (lowest rating). The Committee conducts an evaluation of the CEO’s performance and the CEO conducts an evaluation of each executive officer’s performance. Each of the NEOs was rated at either the Commendable or Distinguished levels.

Annual Incentive Compensation

The Company’s 2015 Incentive Compensation Plan (the “2015 Incentive Plan”) covers the annual incentive compensation to be paid to key managers of the Company, including the NEOs. The 2015 Incentive Plan provides an incentive arrangement based on the establishment and achievement of annual goals reflective of the Company’s business plan. The objective of the program is to promote the Company’s goal of increasing shareholder value. The Company believes that two of the key elements in the creation of shareholder value are:

•	growth in operating profit (or EBITDA); and

•	improvement in operating profit greater than the cost of the capital utilized to generate this profit (referred to as “economic value added”).

Accordingly, the 2015 Incentive Plan was designed to motivate management to achieve levels of operating profit (or EBITDA) and economic value added reflective of the Company’s business plan.

Designated managers within each of the Company’s business segments participate in the incentive program for their respective business unit. Incentive compensation for these participants (except the SGK Brand Solutions segment) is calculated based on the achievement of operating profit and economic value added targets established for their individual business unit. Economic value added for business units is defined as the unit’s operating profit less its cost of capital (cost of capital is determined based on a pre-tax rate of 12% times net controllable assets, which is estimated to be the Company’s weighted average pre-tax cost of capital). Incentive compensation for SGK Brand Solutions participants is calculated based on the achievement of EBITDA targets established for this business unit.

Incentive compensation for corporate executives is calculated based on the achievement of pre-established targets for net income and economic value added performance of the Company on a consolidated basis. Corporate economic value added is defined as the Company’s net income less its after-tax cost of capital (with cost of capital based on an after-tax rate of 8%, which is estimated to be the Company’s weighted average after-tax cost of capital).

Operating profit, EBITDA, net income and economic value added targets are established at the beginning of the fiscal year by the Compensation Committee. In determining these targets for fiscal 2017, the Committee considered the long-term growth objectives of the Company; fiscal 2017 operating budgets approved by the Company’s Board of Directors; and current economic, industry and competitive market conditions. Fiscal 2017 performance targets established for the respective business units of the NEO’s were as follows:

Corporate (Mr. Bartolacci, Mr. Babe, Mr. Nicola and Mr. Walters)

	Net Income	Economic Value Added	Relative Incentive %
Target	$74,890	$16,100	100%
Minimum	67,401	12,075	50%
Maximum	82,379	20,125	200%

Memorialization (Mr. Gackenbach)

	Operating Profit	Economic Value Added	Relative Incentive %
Target	$104,503	$25,094	100%
Minimum	94,053	18,821	50%
Maximum	114,953	31,368	200%

Corporate amounts are based on consolidated net income and economic value added of the Company. Memorialization amounts do not include the results of the Environmental Solutions division of this segment.

The attainment of target performance levels result in an earned incentive equivalent to the participant’s target incentive amount (discussed below). No incentive amounts are earned for operating results that do not achieve the defined minimum performance levels. Incentive amounts cannot exceed the defined maximum percentage of the participant’s target incentive amount. Earned incentive percentages are interpolated within the ranges.

For the NEOs for fiscal 2017, one-half of the participant’s incentive compensation opportunity was based on the achievement of operating profit targets (net income in the case of Corporate participants), with the remaining portion based on the achievement of economic value added targets. To better align business unit performance with the Company’s consolidated objectives, 25% of the incentive compensation opportunity for Mr. Gackenbach was based on the achievement of the Company’s consolidated results.

The target incentive amount is expressed as a percentage of the participant’s base salary and based upon the executive’s position and the industry recommended percentage target for the position as provided to the Company by Pay Governance LLC. Target, minimum and maximum incentive award opportunities for the CEO and other NEOs are included in the table below.

Named Executive Officer	Target Incentive Award as a Percent of Base Salary	Minimum Incentive Award as a Percent of Base Salary	Maximum Incentive Award as a Percent of Base Salary
J.C. Bartolacci	100%	50%	200%
G.S. Babe	50%	25%	100%
S.D. Gackenbach	55%	27.5%	110%
S.F. Nicola	70%	35%	140%
B.D. Walters	45%	22.5%	90%

Actual results for fiscal 2017 compared to target levels were as follows. Actual amounts reflect the following adjustments as pre-approved by the Compensation Committee: acquisition-related costs, restructuring costs, asset impairments, ERP implementation costs, specified research and development costs, and certain other non-GAAP adjustments as presented in the Company’s quarterly and annual earnings reports.

Corporate

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Net income	$76,800	$74,890	126%	50%	63%
Economic value added	18,331	16,100	155%	50%	77%
Total					140%

Memorialization

	Actual	Target	Relative Incentive %	Allocation	Incentive Earned
Operating profit	$105,352	$104,503	108%	50%	54%
Economic value added	26,756	25,094	126%	50%	63%
Total					117%

Based on actual results, the calculation of the earned incentive amounts were as follows:

Named Executive Officer	Base Salary	Target Incentive	Target Incentive Amount	Earned Incentive	Earned Incentive Amount
J.C. Bartolacci	$846,450	100%	$846,450	140%	$1,189,008
G.S. Babe	406,000	50%	203,000	140%	285,154
S.D. Gackenbach	399,000	55%	219,450	123%	270,143
S.F. Nicola	502,000	70%	351,400	140%	493,612
B.D. Walters	355,000	45%	159,750	140%	224,401

Note:	25% of the target incentive amount for Mr. Gackenbach was based on the achievement of the Corporate results.

Incentive amounts are subject to reduction at the discretion of the Committee based on the performance of the NEO relative to pre-established, quantifiable personal goals. Each incentive compensation plan participant develops personal goals, which are subject to review and approval by the business unit President or CEO, as appropriate. The personal goals of the CEO are reviewed and approved by the Committee. The Committee may use discretion to decrease calculated awards based on the participant’s performance relative to the quantifiable individual goals. No such adjustments were made in fiscal 2017.

Long-Term Incentive Compensation

Long-Term Incentive Compensation for fiscal 2017 was provided to key managers and executives under the Company’s 2012 Equity Incentive Plan (the “2012 Equity Plan”).

The 2012 Equity Plan is an equity compensation plan designed to directly align the interests of employees with the Company’s shareholders. The 2012 Equity Plan is intended to encourage eligible employees to increase their efforts to make the Company more successful, to provide an additional inducement for such employees to remain with the Company, to reward such employees by providing an opportunity to acquire shares of the Company’s common stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company.

Under the 2012 Equity Plan, equity grants can be made in the form of:

•	Stock options;

•	Restricted share awards;

•	Restricted stock units;

•	Performance units;

•	Stock appreciation rights; and

•	Other stock-based awards.

The Company generally issues restricted shares with time and performance-vesting provisions.

The Committee considers growth in stock price as the best means of measuring shareholder value creation over the long-term. For this reason, the Committee believes that the use of stock-based compensation has provided a strong link to meeting this objective. In keeping with the Committee’s philosophy of providing performance-based incentives, the restricted shares awarded in fiscal 2017 generally contained performance-vesting provisions for one-half of the shares granted. Further, in order to enhance the Company’s retention objectives, the remaining one-half of the shares granted contain a time-vesting feature in which such shares vest three years from the grant date subject to continued employment of the executive by the Company.

For the fiscal 2017 grant, the Company established two criteria for the performance-vesting shares, with each criteria further containing three separate, pro-rated performance requirements:

•	One-half (50%) of the performance-vesting shares (i.e., 25% of the overall award) vest upon the attainment of non-GAAP annual earnings per share of $3.65, $3.94 and $4.26; and

•	One-half (50%) of the performance-vesting shares (i.e., 25% of the overall award) vest upon the attainment of 5%, 15% and 25% appreciation in the Company’s stock price.

Failure to achieve the earnings per share targets within three years of the date of grant or the stock price hurdles within five years of the date of grant will result in forfeiture of the applicable portion of the respective awards.

Every year, the Committee determines individual grant levels through consultation with the independent compensation advisor. The Committee is provided grant guidelines by Pay Governance LLC, which provide recommended grant award ranges based on current market thresholds. The recommended ranges provide a minimum, maximum and target grant award for each position / salary level. The grant ranges are developed such that the minimum of the range aligns with the market 50th percentile, the maximum of the range aligns with the market 75th percentile and the target level in the range represents the average of the market 50th and 75th percentile opportunity. The Committee has chosen this approach since a portion of the grants contain performance-vesting criteria and to align with its philosophy of providing modestly above market variable compensation opportunities. Additionally, the design of our performance-based awards requires the achievement of all six performance targets to fully vest in the target number of shares. Our performance-vesting share design caps award payouts at the target level and does not provide for awards to vest in an amount above the target number of shares granted. Actual grants within this range are determined based on the individual performance assessments of each executive during the past fiscal year. Grants made to the NEOs in November 2016 were within the above range.

Grant recommendations are developed using a valuation model consistent with accounting policies for stock-based compensation and is based on the fair market value of the Company’s common stock on the dates of grant. Grants to executive officers are generally made only once a year in the Company’s first fiscal quarter (usually at the November meeting of the Committee), except for new hires and promotions. The Company does not time the release of material non-public information around the granting of equity compensation awards.

Restricted shares may also vest under certain change in control circumstances. Performance-based restricted shares cannot vest earlier than one year from the date of grant and expire on the earlier of three or five years (depending on the vesting criteria) from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. The minimum holding periods for vested restricted share awards are governed by the Company’s stock ownership guidelines, which provides that at least 50% of the after-tax shares realized upon vesting of restricted stock must be retained until the ownership guideline is met.

Dividends are not paid on unvested restricted shares. Dividends associated with unvested restricted shares only become payable if and upon the vesting of the restricted shares. Accordingly, dividends will not be paid if the restricted shares do not become vested and are instead forfeited.

Adjustments or Recovery of Prior Compensation

The Sarbanes-Oxley Act of 2002 requires the CEO and Chief Financial Officer to reimburse the Company for any awards received following the release of financial results that subsequently require an accounting restatement due to noncompliance with a material financial reporting requirement as a result of misconduct. Additionally, our 2015 Incentive Plan has a recoupment provision under which the Committee has the discretion to adjust for the recovery of previously paid awards from any participant, where appropriate, in the event of restatement of prior financial statements. No such adjustments have been necessary under these provisions.

The 2015 Incentive Plan and the 2012 Equity Plan provide the Committee the discretion over the three-year period following the grant of awards to cancel, suspend or require repayment to the Company of outstanding awards if the participant (i) competes with the Company or its subsidiaries, (ii) violates solicitation provisions with customers or employees, or (iii) defames or disparages the Company, its subsidiaries or certain related persons.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for executive officers and business unit management in order to support a culture of ownership among the management team. The Committee believes significant ownership levels will provide additional motivation to executives to perform in accordance with the interests of the Company’s shareholders. The ownership guidelines are expressed as a multiple of base salary and are as follows:

Position	Minimum Equivalent Stock Value
Chief Executive Officer	6 times base salary
Chief Financial Officer	5 times base salary
Group Presidents	4 times base salary
Division Presidents; Vice President, Human Resources; Vice President and General Counsel; Vice President and Controller	3 times base salary
Managers directly reporting to Division Presidents	2 times base salary
Other managers eligible for equity compensation and other incentive compensation plan participants	1 time base salary

For purposes of these guidelines, stock ownership includes all shares directly owned (including shares held under the Employee Stock Purchase Plan and time-vesting restricted shares), but does not include outstanding stock options or unvested performance-based restricted shares. Immediate compliance with these guidelines is not mandatory; however, individuals are expected to undertake a program to achieve compliance within five years of their hire date or promotion to their respective position. The ownership policy mandates that at least 50% of the after-tax shares realized upon an option exercise or vesting of restricted stock must be retained until the ownership guideline is met. Compliance with these ownership guidelines is one of the factors considered by the Compensation Committee in determining eligibility for participation in the Company’s equity compensation programs.

As of November 30, 2017, all NEOs exceeded the Company’s stock ownership guidelines.

Anti-Hedging Policy

The Company has a policy that prohibits directors, officers and employees from hedging the Company’s stock.

Retirement Benefits

Retirement benefits are generally provided to executives under the Company’s principal retirement plan and in some cases, a supplemental retirement plan. The purpose of both these plans is to provide post-retirement compensation and stability to executives. The Committee’s goal is to provide a benefit that is competitive with plans which would be available to executives of similar companies. The Committee believes this philosophy will allow the Company to effectively attract and retain talented executives.

Executive officers may become eligible to participate in a supplemental retirement plan. To be eligible for participation, the individual must be an executive officer of the Company as designated by the Board of Directors annually and meet certain length of service requirements as a designated executive officer and in total with the Company.

Of the NEOs, Mr. Bartolacci and Mr. Nicola participate in the SERP. Unlike the principal retirement plan, the SERP is an unsecured obligation of the Company and is not a tax-qualified plan. Funding for the SERP is provided through a non-revocable trust arrangement. The SERP is intended to make-up the tax-related limitation of benefits under the principal retirement plan and to provide retirement benefits at competitive market rates. In addition, the SERP serves as a retention vehicle as benefits generally do not fully vest until the completion of a minimum of 15 years of service.

In 2009, the Committee closed the SERP to new participants, including Mr. Babe, Mr. Gackenbach and Mr. Walters, and created the ORRP for any new designated executive going forward, which limits the benefit available to the restoration of amounts lost to tax-related limitations under the Company's other retirement and 401(k) plans.

Other Compensation

The Company generally provides all domestic employees with the following:

•	401(k) plan;

•	Employee stock purchase plan;

•	Health and dental coverage;

•	Company-paid term life insurance;

•	Disability insurance;

•	Educational assistance; and

•	Paid time off (vacations and holidays).

These benefits are designed to be competitive with overall market practices. Educational assistance for dependent children is also provided to any employee of the Company whose child meets the scholastic eligibility criteria and is attending an eligible college or university. Educational assistance is limited to $1,200 for each semester and $2,400 annually.

The Company provides executives with other benefits, reflected in the “All Other Compensation” column in the Summary Compensation Table, which the Committee considers reasonable, competitive and consistent with the Company’s compensation philosophy. These benefits include supplemental life insurance coverage, costs associated with personal use of a vehicle and, in certain circumstances, club dues and financial counseling and tax preparation services.

Employment and Severance Agreements

None of the NEOs have employment, severance or change-of-control agreements.

Mr. Schawk signed an employment agreement with the Company upon the acquisition of Schawk, Inc., on July 29, 2014. Under his employment agreement, which has an initial term of three years with successive annual one (1) year renewal provisions thereafter, his base salary was set at an initial annual rate of $595,000 and he is entitled to an annual incentive bonus at a target rate of 75% of base salary based on the performance of his business unit. The employment agreement also specifies other compensation generally consistent with the Company’s employee benefit plans.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows federal income tax deductions for compensation paid to the Chief Executive Officer and any of the other four highest compensated executives in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based. Certain of the provisions in the 2015 Incentive Plan are intended to cause awards earned under such plan to be eligible for this exception (so that compensation related to such awards should be deductible under the Internal Revenue Code). In addition, certain of the provisions in the 2012 Equity Plan are intended to cause grants of performance-based stock compensation under such plan to be eligible for this exception (so that compensation related to the vesting or exercise of such shares should be deductible under the Internal Revenue Code). Payments of cash compensation to executives (except annual incentive compensation awards earned under the 2015 Incentive Plan) and time-based grants of restricted shares under the 2012 Equity Plan are not at present eligible for this performance-based exception. The Committee has taken and intends to continue to take actions, as appropriate, to attempt to minimize, if not eliminate, the Company's non-deductible compensation expense within the context of maintaining the flexibility which the Committee believes to be an important element of the Company's executive compensation program.
Section 162(m) of the Internal Revenue Code was amended on December 22, 2017 by an Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 (the “Tax Cuts and Jobs Act”). Under the Tax Cuts and Jobs Act, Section 162(m) would apply to each employee who serves as the Company’s principal executive officer or principal financial officer during the taxable year, each other employee for the Company who is among the three most highly compensated officers during such taxable year, and any other employee who was a covered employee of the Company for any preceding taxable year beginning after December 31, 2016. In addition, the exception under Section 162(m) for performance-based compensation would no longer be available. The amendment to Section 162(m) applies to remuneration paid by the Company in taxable years beginning after December 31, 2017, except for remuneration which is provided pursuant to a written binding contract that was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. The Committee is taking actions to assess the impact of the amendment to Section 162(m) and other changes contained in the Tax Cuts and Jobs Act on the Company’s executive compensation program.

Annual Compensation of the Named Executive Officers

The table below summarizes the compensation for fiscal 2017, 2016 and 2015 earned by the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three other most highly paid executive officers who were serving as executive officers at September 30, 2017. These individuals are sometimes referred to in this Proxy Statement as the “named executive officers”, or the “NEOs”.

Summary Compensation Table

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Plan Compensation (4)	All Other Compensation (5)	Total
Joseph C. Bartolacci Director, President and Chief Executive Officer	2017	$836,637	$—	$4,262,545	$—	$1,189,008	$633,643	$114,175	$7,036,008
	2016	800,267	—	3,682,263	—	1,243,755	1,836,921	127,315	7,690,521
	2015	765,346	—	2,837,417	—	1,547,700	886,052	80,584	6,117,099
Gregory S. Babe Director and Chief Technology Officer	2017	401,692	—	522,308	—	285,154	—	31,350	1,240,504
Steven D. Gackenbach Group President, Memorialization	2017	395,231	—	666,393	—	270,143	248,465	46,517	1,626,749
	2016	380,827	—	648,307	—	302,623	53,268	42,602	1,427,627
	2015	366,615	—	436,520	—	369,500	28,643	29,507	1,230,785
Steven F. Nicola Chief Financial Officer and Secretary	2017	496,077	—	1,116,659	—	493,612	338,156	48,525	2,493,029
	2016	475,692	—	898,233	—	515,928	1,059,040	50,896	2,999,789
	2015	459,385	—	984,800	—	649,600	570,508	35,480	2,699,773
Brian D. Walters Vice President and General Counsel	2017	350,692	—	540,319	—	224,401	60,956	24,977	1,201,345
	2016	334,692	—	472,986	—	208,214	178,546	27,413	1,221,851
	2015	319,377	—	528,190	—	258,400	80,827	21,867	1,208,661

(1)	For the fiscal years ended September 30, 2017, 2016 and 2015.

(2)
Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company’s Common Stock granted during fiscal 2017, 2016 and 2015 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation. For details of individual grants of restricted shares during fiscal 2017, see the Grants of Plan-Based Awards table below. There were no restricted shares forfeited by the named executive officers during fiscal 2017 or 2016. During fiscal 2015, restricted shares were forfeited by the named executive officers, as follows: Mr. Bartolacci, 9,500 shares; Mr. Nicola, 2,940 shares; and Mr. Walters, 700 shares. The assumptions on which this valuation is based are set forth in Note 10 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 21, 2017.

(3)
The amounts shown in this column reflect amounts earned and paid under the 2015 Plan in fiscal 2017 and 2016 and the 2010 Plan in fiscal 2015. For a full explanation of the operation of the Incentive Compensation Plan, refer to the narrative disclosure above and the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 39 of this Proxy Statement.

(4)
The amount shown in this column for each of the named executive officers is the increase, if any, in the actuarial present value of the accumulated benefits under all defined benefit plans for the years ended September 30, 2017, 2016 and 2015. For additional information regarding defined benefit pension plans, see the Pension Benefits table below.

(5)
Amounts represent one or more of the following: premiums for officer’s life insurance, incremental premiums for long-term disability insurance, club dues, dividends on restricted shares, the value for personal use of Company leased vehicles or vehicle allowance, matching contributions to the Company’s 401(k) Plan and educational assistance. The fiscal 2017, 2016 and 2015 amounts for Mr. Bartolacci include dividends on restricted shares of $78,603, $87,124 and $43,578, respectively, the value of a leased vehicle of $10,480, $10,071 and $10,719, respectively, and club membership dues of $14,289, $18,681, and $14,521, respectively. The fiscal 2017 amount for Mr. Babe includes dividends on restricted shares of $2,063, vehicle allowances of $11,325, and club membership dues of $7,253. The fiscal 2017, 2016 and 2015 amounts for Mr. Gackenbach include dividends on restricted shares of $13,986, $17,766 and $7,443, respectively, vehicle allowances of $15,392 $15,600 and $15,600, respectively, and club membership dues of $6,485 in fiscal 2017. The fiscal 2017, 2016 and 2015 amounts for Mr. Nicola include dividends on restricted shares of $24,105, $28,256 and $15,494, respectively, the value of a leased vehicle of $8,479, $7,835 and $7,718, respectively, and club membership dues of $7,711, $6,912 and $5,997, respectively. The fiscal 2017, 2016 and 2015 amounts for Mr. Walters include dividends on restricted shares of $9,089, $11,309 and $7,147, respectively, and the value of a leased vehicle of $8,504, $10,136 and $10,306, respectively.

The following table provides information on grants of plan-based awards held by the named executive officers during fiscal 2017.
Grants of Plan-Based Awards Table

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (# ) (3)	Maximum (#)
J.C. Bartolacci	11/16/16					5,917			$351,056	(5)
	11/16/16					5,917			303,069	(5)
	11/16/16					5,916			258,470	(5)
	11/16/16					5,917			394,131	(6)
	11/16/16					5,917			394,131	(6)
	11/16/16					5,916			197,033	(6)
	11/16/16							35,500	2,364,655	(7)
	11/16/16	$423,225	$846,450	$1,692,900
G.S. Babe	11/16/16					725			43,014	(5)
	11/16/16					725			37,135	(5)
	11/16/16					725			31,675	(5)
	11/16/16					725			48,292	(6)
	11/16/16					725			48,292	(6)
	11/16/16					725			24,146	(6)
	11/16/16							4,350	289,754	(7)
	11/16/16	101,500	203,000	406,000
S.D. Gackenbach	11/16/16					925			54,880	(5)
	11/16/16					925			47,379	(5)
	11/16/16					925			40,413	(5)
	11/16/16					925			61,614	(6)
	11/16/16					925			61,614	(6)
	11/16/16					925			30,807	(6)
	11/16/16							5,550	369,686	(7)
	11/16/16	109,725	219,450	438,900
S.F. Nicola	11/16/16					1,550			91,962	(5)
	11/16/16					1,550			79,391	(5)
	11/16/16					1,550			67,719	(5)
	11/16/16					1,550			103,246	(6)
	11/16/16					1,550			103,246	(6)
	11/16/16					1,550			51,622	(6)
	11/16/16							9,300	619,473	(7)
	11/16/16	175,700	351,400	702,800
B.D. Walters	11/16/16					750			44,498	(5)
	11/16/16					750			38,415	(5)
	11/16/16					750			32,767	(5)
	11/16/16					750			49,958	(6)
	11/16/16					750			49,958	(6)
	11/16/16					750			24,978	(6)
	11/16/16							4,500	299,745	(7)
	11/16/16	79,875	159,750	319,500

(1)	All grants were effective as of the date on which the Compensation Committee of the Board of Directors met to approve them.

(2)
Amounts represent target payouts under the Company’s 2015 Plan. The target represents the named executive officer’s annual salary multiplied by his respective target incentive award percentage. The target incentive award percentages, expressed as a percentage of annual base salary are 100% for Mr. Bartolacci, 50% for Mr. Babe, 55% for Mr. Gackenbach, 70% for Mr. Nicola, and 45% for Mr. Walters. For a full explanation refer to the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 39 of this Proxy Statement.

(3)
Amounts represent the number of shares of restricted stock granted pursuant to the 2012 Equity Plan that vest upon certain performance criteria. Performance-based restricted shares granted in November 2016 were granted such that for 50% of such shares vesting occurs in one-third increments upon the attainment of annual adjusted earnings per share of $3.65, $3.94 and $4.26, respectively; and for 50% of such shares vesting occurs upon the attainment of 5%, 15% and 25% appreciation, respectively, in the market value of the Company’s Common Stock, but in no event prior to the expiration of one year from the date of the grant. Restricted shares may also vest under certain change in control circumstances. The restricted shares are forfeited if the adjusted earnings per share and stock price appreciation performance vesting criteria have not been met on the earlier of three and five years from the date of grant, respectively, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the 2012 Equity Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 42 of this Proxy Statement.

(4)
Amounts represent the number of shares of restricted stock granted pursuant to the 2012 Equity Plan that fully vest on the third anniversary of the grant date. Restricted shares may also vest under certain change in control circumstances. The restricted shares are forfeited upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death. For a full explanation of the operation of the 2012 Equity Plan, refer to the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 42 of this Proxy Statement.

(5)	Values are calculated based on the grant date fair value of the Company’s common stock and the expected probability that the shares will ultimately vest.

(6)
Grant date fair values are developed using a Binomial pricing model based on the fair market value of the Company’s common stock on the dates of grant. The assumptions on which this valuation is based are set forth in Note 10 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 21, 2017.

(7)	Values are calculated based on the grant date fair value of the Company’s common stock.

The following table sets forth information concerning the fiscal 2017 year-end value of unearned restricted shares for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End Table

	Stock Awards
	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
J.C. Bartolacci	32,500	(1)	$2,023,125	—	(5)	$—
	35,500	(2)	2,209,875	11,834	(6)	736,667
	35,500	(3)	2,209,875	35,500	(7)	2,209,875
G.S. Babe	3,000	(8)	186,750	—	(9)	—
	3,660	(2)	227,835	1,220	(6)	75,945
	4,350	(3)	270,788	4,350	(7)	270,788
S.D. Gackenbach	5,000	(1)	311,250	—	(5)	—
	6,250	(2)	389,063	2,083	(6)	129,667
	5,550	(3)	345,488	5,550	(7)	345,488
S.F. Nicola	11,280	(1)	702,180	—	(5)	—
	8,660	(2)	539,085	2,887	(6)	179,716
	9,300	(3)	578,925	9,300	(7)	578,925
B.D. Walters	6,050	(1)	376,613	—	(5)	—
	4,560	(2)	283,860	1,520	(6)	94,620
	4,500	(3)	280,125	4,500	(7)	280,125

(1)	Represents restricted shares that were fully vested on November 12, 2017.

(2)	Represents restricted shares that will be earned and fully vested on November 11, 2018.

(3)	Represents restricted shares that will be earned and fully vested on November 16, 2019.

(4)
Represents the value of all unvested restricted shares as of September 30, 2017. The value is computed by multiplying all unvested restricted shares by the $62.25, the closing price of the Company’s common stock on September 30, 2017.

(5)	All Equity Incentive Plan Awards issued on November 12, 2014 have been earned and vested.

(6)
Represents restricted shares that will be earned and vested as follows; one-half upon the adjusted earnings per share of the Company reaching $3.51 and one-half upon the adjusted earnings per share of the Company reaching $3.79. One-half of these shares vested on November 16, 2017.

(7)
Represents restricted shares that will be earned and vested as follows: one-sixth upon the stock price of the Company’s common stock reaching 105% of the grant date fair value of the Company’s common stock ($66.61) for ten consecutive trading days, one-sixth upon the stock price of the Company’s common stock reaching 115% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-sixth upon the price of the Company’s common stock reaching 125% of the grant date fair value of the Company’s common stock for ten consecutive trading days, one-sixth upon the adjusted earnings per share of the Company reaching $3.65, one-sixth upon the adjusted earnings per share of the Company reaching $3.94, and one-sixth upon the adjusted earnings per share of the Company reaching $4.26. One-third of these shares vested on November 16, 2017.

(8)	Represents restricted shares that will be earned and fully vested on January 21, 2018.

(9)	All Equity Incentive Plan Awards issued on January 21, 2015 have been earned and vested.

The following table provides information on the vesting of restricted shares for each of the named executive officers during fiscal 2017.

Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.C. Bartolacci	65,833	$3,107,617
G.S. Babe	2,940	162,815
S.D. Gackenbach	11,651	548,954
S.F. Nicola	19,378	896,254
B.D. Walters	7,899	378,144

Retirement Benefits

The Company's domestic retirement plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The benefit formula is 3/4 of 1% of the first $550 of final average monthly earnings plus 1‑1/4% of the excess times years of credited service (maximum 35 years). The plan is a defined benefit plan and covered compensation is limited generally to base salary or wages. Benefits are not subject to any deduction or offset for Social Security.

In addition to benefits provided by the Company's retirement plan, the Company has a Supplemental Retirement Plan (“SERP”), which provides for supplemental pension benefits to certain executive officers of the Company designated by the Board of Directors. Upon normal retirement under this plan, such individuals who meet stipulated age and service requirements are entitled to receive monthly supplemental retirement payments which, when added to their pension under the Company's retirement plan and their maximum anticipated Social Security primary insurance amount, equal, in total, 1.85% of final average monthly earnings (including incentive compensation) times the individual's years of continuous service (subject to a maximum of 35 years). Upon early retirement under the SERP, reduced benefits will be provided, depending upon age and years of service. Benefits under the SERP vest based upon the attainment of certain levels of qualified and total continuous service. The Company has established a non-revocable trust to fund the SERP, and a provision has been made on the Company's books for the actuarially computed obligation.

In 2009, the Committee closed the SERP to new participants and created a separate plan, Officers Retirement Restoration Plan ("ORRP"), for any new designated executive going forward, limiting its benefit to restoring amounts lost to tax-related limitations under the Company’s regular retirement and 401(k) plans.

The table below sets forth the number of years of credited service and the present value at September 30, 2017 of the accumulated benefits under the each of the retirement plans for each of the named executive officers.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
J.C. Bartolacci	Matthews International Corporation Employees Retirement Plan	19	$648,577	$—
	Matthews International Corporation SERP	20	5,499,603	—
S.D. Gackenbach	Matthews International Corporation Employees Retirement Plan	5	169,213	—
	Matthews International Corporation ORRP	6	217,589	—
S.F. Nicola	Matthews International Corporation Employees Retirement Plan	23	792,725	—
	Matthews International Corporation SERP	24	2,818,840	—
B.D. Walters	Matthews International Corporation Employees Retirement Plan	11	282,111	—
	Matthews International Corporation ORRP	12	230,300	—

(1)
As of September 30, 2017. Years of credited service for the Matthews International Corporation Employees Retirement Plan begin on the first of the month following the completion of one year of service. Years of credited service for the Company’s SERP and ORRP begin on the initial date of service.

(2)
The assumptions on which this valuation is based are set forth in Note 12 to the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 21, 2017.

The Company provides a 401(k) Plan covering substantially all domestic employees of the Company. Participants may make pre-tax contributions to their account of 1% up to 75% of their annual compensation. For employees covered under the Matthews International Corporation Employees Retirement Plan, which includes the named executive officers, the Company makes matching contributions to each participant at a rate of 50% of participants’ deferrals up to 1% of their annual compensation. Participants are fully vested immediately in the value of their contributions and fully vested in the value of Company matching contributions after three years of service, provided they are a participant of the plan.

Potential Payments upon Termination or Change in Control

The following discussion describes and quantifies the payments that would be made to each of the NEOs under a variety of circumstances, assuming that each had taken place on September 30, 2017: (1) the executive resigns voluntarily without the consent of the Company; (2) the executive resigns voluntarily with the consent of the Company; (3) the executive is involuntarily terminated without cause; (4) the executive is involuntarily terminated with cause; (5) the executive dies or becomes permanently disabled while employed; (6) the executive retires; or (7) a change in control of the Company takes place.

Restricted Stock. Under the terms of the existing restricted stock grants, in the event of voluntary termination of employment without the Company’s consent or any involuntary terminations, any unvested restricted shares are forfeited at the time of termination. In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company’s consent, unvested performance-based restricted shares continue to performance vest for a period of two years following termination. In the event of death or termination due to permanent disability, retirement or voluntary termination with the Company’s consent, unvested time-based restricted shares become immediately vested. In the event of a change in control of the Company, as defined in the Company’s 2007, 2012 and 2017 Equity Incentive Plans, all unvested restricted shares immediately vest.

Supplemental Retirement Plan. Upon a change in control of the Company, as defined in the SERP, participants accrue five additional years of credited service under the SERP.

The following table provides information on the potential incremental value of executive benefits upon termination of employment prior to and after a change of control, assuming termination would have occurred as of September 30, 2017.

Named Executive	Executive Benefit and Payment upon Separation	Voluntary Termination Without Consent	Voluntary Termination With Consent (1) (2)	Involuntary Termination Without Cause	Involuntary Termination With Cause	Death or Disability (1) (2)	Retirement (1) (2)	Change in Control (3) (4)
J.C. Bartolacci	Performance-based Restricted Shares	—	—	—	—	—	—	2,946,479
	Time-based Restricted Shares	—	6,442,875	—	—	6,442,875	6,442,875	6,442,875
	SERP	—	—	—	—	—	—	10,870,364
	Total	—	6,442,875	—	—	6,442,875	6,442,875	20,259,718
G.S. Babe	Performance-based Restricted Shares	—	—	—	—	—	—	346,733
	Time-based Restricted Shares	—	685,373	—	—	685,373	685,373	685,373
	Total	—	685,373	—	—	685,373	685,373	1,032,106
S.D .Gackenbach	Performance-based Restricted Shares	—	—	—	—	—	—	475,154
	Time-based Restricted Shares	—	1,045,800	—	—	1,045,800	1,045,800	1,045,800
	Total	—	1,045,800	—	—	1,045,800	1,045,800	1,520,954
S.F. Nicola	Performance-based Restricted Shares	—	—	—	—	—	—	758,641
	Time-based Restricted Shares	—	1,820,190	—	—	1,820,190	1,820,190	1,820,190
	SERP	—	—	—	—	—	—	5,866,217
	Total	—	1,820,190	—	—	1,820,190	1,820,190	8,445,048
B.D. Walters	Performance-based Restricted Shares	—	—	—	—	—	—	374,745
	Time-based Restricted Shares	—	940,598	—	—	940,598	940,598	940,598
	Total	—	940,598	—	—	940,598	940,598	1,315,343

(1)
The performance-based restricted share value represents the value of unvested restricted shares as of September 30, 2017 that had not met performance vesting criteria as of that date, but for which the performance vesting threshold was less than $62.25, the closing price of the Company’s common stock on the last trading day of fiscal 2017 (the “assumed performance vested shares”). The value of the restricted shares is computed by multiplying the number of assumed performance vested shares by $62.25. As of September 30, 2017 there were no assumed performance vested shares.

(2)
The time-based restricted share value represents the value of unvested restricted shares as of September 30, 2017 that would vest upon termination as of September 30, 2017 (the “assumed time vested shares”). The value of the restricted shares is computed by multiplying the number of assumed time vested shares by $62.25, the closing price of the Company’s common stock on the last trading day of fiscal 2017.

(3)
The performance-based and time-based restricted share value represents the value of all unvested restricted shares as of September 30, 2017. The value is computed by multiplying all unvested restricted shares by $62.25, the closing price of the Company’s common stock on the last trading day of fiscal 2017.

(4)	The incremental value of the SERP represents the increase in the accumulated benefit obligation resulting from an additional five years of vested service for eligible participants.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Matthews International Corporation is composed of three directors who the Board has determined to be independent under the Securities and Exchange Commission (“SEC”) regulations related to audit committee independence, the NASDAQ listing requirements and the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

Management of the Company has the primary responsibility for preparing the financial statements, establishing the system of internal controls, and assessing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for reviewing the Company’s financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management, internal audit and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed the consolidated financial statements with management, internal audit and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees", and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The Committee discussed with the Company's independent registered public accounting firm and internal auditors the overall scope and plan for their respective audits. The Audit Committee meets with the independent registered public accounting firm and internal auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the Audit Committee’s discussions referred to above and the Audit Committee’s review of the report of the independent registered public accounting firm on the consolidated financial statements of the Company for the year ended September 30, 2017, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017 for filing with the SEC.

Audit Committee:

A. Garcia-Tunon, Chairman
T.L. Dunlap
M.K. O’Brien

December 12, 2017

Relationship with Independent Registered Public Accounting Firm

Ernst & Young LLP (“EY”) has been the independent registered public accounting firm performing the audits of the consolidated financial statement of the Company since December 28, 2015. In addition to performing the audit of the Company's consolidated financial statements, EY provided fees for services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and various other services during fiscal 2017 and 2016, respectively. The aggregate fees (including out-of-pocket expenses) billed for fiscal 2017 and 2016 for each of the following categories of services are set forth below.

	2017	2016
Audit fees (includes audits and reviews of the Company’s fiscal 2017 and 2016 financial statements)	$1,396,324	$1,363,735
Audit-related fees (primarily due diligence and regulatory compliance work)	358,477	167,886
Tax fees (primarily tax compliance and advisory work)	570,550	176,285
All other fees	-	-
Fiscal 2017 and 2016 tax fees include tax compliance and planning fees. All services provided by EY for significant audit, audit-related, tax and other services are approved in advance by the Audit Committee. Fees for the annual audit, including quarterly reviews, are approved by the Audit Committee upon appointment of the Company’s independent registered public accounting firm. Other services are approved in advance on a specific project basis during the year. Examples of such projects include acquisition due diligence and tax assistance engagements. Where approval in advance by the Audit Committee is not practical due to time constraints, management provides a written description of the engagement to the Chairman of the Audit Committee and obtains the Chairman’s approval prior to proceeding with the engagement. Ratification of such services by the full Audit Committee is obtained at the next scheduled Audit Committee meeting. The Company’s independent registered public accounting firm provides a summary of audit and other services and related fees to the Audit Committee at each of its regularly scheduled Committee meetings. The summary includes total estimated fees for each individual project. The Audit Committee also considered whether the provision of non-audit services by EY is compatible with maintaining the independence of EY.
EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
During the fiscal years ended September 30, 2017 and 2016, the Company had not consulted with EY regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the two most recent fiscal years ended September 30, 2017 and 2016, there were no disagreements between Matthews and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are subject to review and approval by the Nominating and Corporate Governance Committee of the Board of Directors. Written policies and procedures relative to the identification of related party transactions are contained in the Company’s Code of Conduct and the Committee reviews and evaluates each such transaction based on the specific facts and circumstances involved.

During fiscal 2017, Schawk, through a subsidiary, leased an approximately 55,000 square foot facility located in Des Plaines, Illinois from Graphics IV, Ltd., a limited partnership (“Graphics IV”). David A. Schawk, a director and executive officer of the Company, is a partner with a 20% interest in Graphics IV. The Graphics IV lease was in place at the time of the Schawk acquisition on July 29, 2014, has an initial term ending March 31, 2019, after which time it automatically renews for successive periods of one year (unless terminated by notice), and has an annual base rent amount of $520,134.50, subject to annual adjustments to reflect increases in the Consumer Price Index (as defined in the Graphics IV lease). The base rent was established based upon a market-rent appraisal performed by a third-party appraisal firm. The total amount paid in fiscal 2017 under the Graphics IV lease was approximately $522,030.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The Company’s directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of the company’s common stock with the SEC. Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during its most recent year and filed with the SEC, and representations from reporting persons that no Forms 5 were required; we believe that all of our directors and executive officers complied during fiscal 2017 with the reporting requirements of Section 16(a) of the Exchange Act, with the exception of Brian D. Walters, Vice President and General Counsel, who filed a Form 4 on August 4, 2017 reporting the sale of shares of the Company’s Common Stock to the Company that occurred on July 31, 2017.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2019 Annual Meeting of Shareholders. To be considered for inclusion, any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by September 18, 2018 (120 days prior to the anniversary date of the Company's fiscal 2017 Proxy Statement).
Section 2.09 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 2.09, so that it is received by the Company not later than the notice deadline determined under such Section 2.09. This notice deadline will generally be 75 days prior to the anniversary of the Company's Annual Meeting for the previous year, or December 2, 2018 for the Company's Annual Meeting in 2019. Any shareholder proposal received by the Secretary of the Company after December 2, 2018 will be considered untimely under Rule 14a-8(c) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

OTHER MATTERS

The cost of soliciting proxies in the accompanying form will be paid by the Company. Shareholder votes at the Annual Meeting will be tabulated by the Company's transfer agent, Computershare Trust Company, N.A. A copy of the Company's Annual Report for 2017 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.

                By Order of The Board of Directors

/s/ Steven F. Nicola

                Steven F. Nicola
                 Chief Financial Officer and Secretary

Exhibit A

MATTHEWS INTERNATIONAL CORPORATION

2017 EQUITY INCENTIVE PLAN

SECTION 1

Purpose; Definitions

1.1    Purpose. The purposes of the 2017 Equity Incentive Plan (the "Plan") are to encourage eligible employees of Matthews International Corporation (the "Corporation") and its Subsidiaries to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employ of the Corporation or one of its Subsidiaries.
1.2     Certain Definitions. I n addition to terms defined herein in the first place where they are used, the following terms are defined as set forth below:
(a)    “Award” means a stock option, a stock appreciation right, restricted stock, restricted stock units, performance units or other stock-based award granted under the Plan.
(b)    “Base Price” shall have the meaning set forth in Section 5.3.
(c)    "Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Corporation.
(d)    “Fair Market Value” with respect to a share of the Common Stock shall mean the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in such reliable publication as the Committee, in its sole discretion, may determine to rely upon: (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the NASDAQ Exchange or the principal United States of America securities exchange registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) on which the Common Stock is listed. If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this definition. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date as of which Fair Market Value is to be determined, the Committee shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable to an Award, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.
(e)    “Free-Standing SARs” shall have the meaning set forth in Section 5.2.
(f)    “Participant” means an eligible employee selected by the Committee who has received an Award under the Plan and any transferee or transferees of such employee to the extent the transfer is permitted under the Plan.
(g)    “Performance Goals” means the performance goals, if any, established by the Committee in connection with the grant of restricted stock, restricted stock units, performance units or other Awards. In the case of Qualified Performance-Based Awards, the “Performance Goals” means such performance goals based on one or more of the following:

(i)
The following criteria for the Corporation on a consolidated basis, one or more of its direct or indirect Subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or relative to the performance of (x) the Corporation, its Subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.	net income
2.	net income growth
3.	economic value added (earnings less a capital charge)
4.	EBITDA (earnings before interest, taxes, depreciation and amortization) or adjusted EBITDA
5.	sales
6.	revenue growth
7.	costs
8.	expenses
9.	gross margin
10.	operating margin
11.	pre-tax profit or income
12.	market share
13.	return on net assets
14.	return on assets
15.	return on capital
16.	return on invested capital
17.	cash flow
18.	free cash flow
19.	operating cash flow
20.	operating income
21.	EBIT (earnings before interest and taxes)
22.	debt to earnings (including EBITDA and EBIT)
23.	working capital
24.	working capital as a percent of sales
25.	performance versus budgeted amounts
26.	innovation as measured by a percentage of sales from new products
27.	environmental emissions improvement
28.	workforce diversity
29.	safety performance

(ii)
The following criteria for the Corporation, either in absolute terms or relative to the performance of the Corporation (for a different period), one or more other companies or an index covering multiple companies:

1.	stock price
2.	return on shareholders’ equity
3.	earnings per share (basic, diluted, GAAP or non-GAAP)
4.	cash flow per share
5.	total shareholder return (stock price appreciation plus dividends)

(h)    “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.
(i)    "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain of entities beginning with the Corporation if each of the entities other than the last entity in the unbroken chain owns an equity interest possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other entities in the chain.
(j)    “Tandem SARs” shall have the meaning set forth in Section 5.2.

SECTION 2

Administration

2.1.    Committee. The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are (a) "Non-Employee Directors" as then defined under Rule 16b-3 under the 1934 Act, or any successor rule, (b) "outside directors" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the “Code”) or any successor provision, and (c) independent directors under the applicable rules of any applicable stock exchange, if the Common Stock is subject to such rules. The Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:
(a)to select the employees to whom Awards may be made;
(b)to determine whether and to what extent incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other Awards of or based upon Common Stock, or any combination thereof, are to be granted hereunder;
(c)to determine the number of shares of Common Stock to be covered by each Award made hereunder;
(d)to determine the terms and conditions of each Award made hereunder, based on such factors as the Committee shall determine;
(e)subject to Section 2.5, to modify, amend or adjust the terms and conditions of any Award;
(f)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(g)to interpret the terms and provisions of the Plan and any Award under the Plan (and any agreement under Section 2.5 relating thereto);

(h)subject to Section 2.5, to accelerate the vesting or lapse of restrictions on any outstanding Award, other than a Qualified Performance-Based Award, based in each case on such considerations as the Committee in its sole discretion determines;
(i)to decide all other matters that must be determined in connection with an Award;
(j)to determine whether, to what extent and under what circumstances cash, shares of Common Stock and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the employee;
(k)to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and
(l)to otherwise administer the Plan.
In determining any Award to be made to any eligible employee, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it, except with respect to Awards (including Qualified Performance-Based Awards) to any covered employees as defined in Section 162(m)(3) of the Code (“Covered Employees”) or persons subject to Section 16 of the 1934 Act.
2.2.    Committee Action. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.
2.3    Committee Discretion. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such officer at the time of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and the employees eligible under the Plan.
2.4    Cancellation; Suspension; Clawback. Any or all outstanding Awards to a Participant may, at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such Awards, in the Committee’s sole discretion and subject to such terms and conditions established by the Committee, be cancelled, suspended, or required to be repaid to the Corporation if the Participant (whether during or after termination of employment with the Corporation and its Subsidiaries) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 11 Event (as defined in Section 11) unless the agreement under Section 2.5 specifically so provides. Whether a Participant has engaged in any such activities shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

2.5    Agreements. The terms and conditions of each Award shall be set forth in a written (or electronic) agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the making of such Award. The effectiveness of an Award shall be subject to the agreement being signed by the Corporation and the Participant receiving the Award unless otherwise provided in the agreement. Unless otherwise provided in the agreement, each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant. The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option. The provisions of such agreements need not be identical. Without the consent of the Participant, upon notice to the Participant thereof, the Committee may amend any Award to the Participant and the corresponding agreement in any respect not materially adverse to the Participant. All other amendments to the agreement shall be in writing (including electronic amendments) and executed on behalf of the Corporation and by the Participant. Any reference in the Plan to the agreement under Section 2.5 shall include any amendment to such agreement.

SECTION 3

Eligibility

Those employees of the Corporation or any Subsidiary (including, but not limited to, Covered Employees) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to receive Awards as described herein, provided however, that incentive stock options may be granted only to employees of the Corporation and Subsidiaries which are its subsidiaries within the meaning of Section 424(f) of the Code.

SECTION 4

Shares Subject to the Plan

4.1    Number of Shares. Subject to adjustment as provided in Section 4.5, the maximum aggregate number of shares of the Common Stock for which Awards may be made under the Plan shall be 1,700,000 shares. The maximum number of shares of Common Stock that may be granted pursuant to options intended to be incentive stock options shall be 1,000,000 shares.
4.2    Individual Limit. The maximum number of shares of Common Stock as to which Awards other than performance units under Section 8 or Awards under Section 9 may be made under the Plan to any one Participant in any one calendar year is 250,000 shares, subject to adjustment and substitution as set forth in Section 4.5. For the purposes of this limitation, any adjustment or substitution made pursuant to Section 4.5 in a calendar year with respect to the maximum number of shares set forth in the preceding sentence shall also be made with respect to any shares subject to Awards previously granted under the Plan to such Participant in the same calendar year.
4.3    Share Counting.
(a)    For purposes of the limit set forth in the first sentence of Section 4.1 (but not for purposes of Section 4.2), each share of Common Stock which is subject to an Award shall be counted as one (1) share, provided, however, that in case of performance units, shares of Common Stock shall be counted as one (1) share for each actual share issued only at the time, if any, of the actual issuance of shares pursuant to the performance unit Award.

(b)    Except in the case of performance unit Awards (where shares of Common Stock are counted only upon actual issuance of the shares pursuant to Section 4.3(a)) to the extent that any Award is forfeited, or any option and the Tandem SAR (if any) or any Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Awards shall again be available for Awards under the Plan under Section 4.1. However, shares of Common Stock subject to such Awards shall continue to be counted for purposes of Section 4.2 or Section 9, as applicable.
(c)    If the exercise price of any option and/or the tax withholding obligations relating to any Awards are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such Award, the gross number of shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Sections 4.1 and 4.2 and any shares which are delivered will not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan.
(d)    If a Tandem SAR is granted, each share of Common Stock subject to both the Tandem SAR and related stock option shall be counted as only one share of Common Stock for purposes of Sections 4.1 and 4.2.
(e)    Each share of Common Stock subject to a stock option (with or without a Tandem SAR) or a Free-Standing SAR shall be counted as one share of Common Stock for purposes of Sections 4.1 and 4.2.
(f)    All shares of Common Stock covered by a stock appreciation right, to the extent it is exercised and shares of Common Stock are actually issued upon exercise of the right, shall be counted for purposes of Sections 4.1 and 4.2, regardless of the number of shares used to settle the stock appreciation right upon exercise.
(g)    Each share of Common Stock repurchased on the open market with the proceeds of a stock option exercise shall be deemed to have been granted for purposes of Sections 4.1 and 4.2 and any shares of Common Stock so repurchased will not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan.
4.4    Common Stock. To the extent that the Corporation has such shares of Common Stock available to it and can issue such shares without violating any law or regulation, the Corporation will reserve Common Stock for issuance with respect to an Award payable in Common Stock. The shares of Common Stock which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.
4.5    Adjustment and Substitution of Shares. In the event of a merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such option or stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding Awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of Awards, or replacement of Awards with new Awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code or cause such Awards not to qualify for the Section 162(m) Exemption, as defined in Section 12.1. No adjustment or substitution provided in this Section 4.5 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security. Except as provided in this Section 4.5, a Participant shall not have any rights with respect to any Corporate Transaction or Share Change.
4.6    Section 409A; Section 162(m); Incentive Stock Options. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 4.5 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.5 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 4.5 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date of the Award to be subject thereto. If any such adjustment or substitution provided for in Section 4.5 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding incentive stock option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

SECTION 5

Grant of Stock Options and Stock Appreciation Rights

5.1    Types of Options; Limit on Incentive Stock Options. The Committee shall have authority, in its sole discretion, to grant "incentive stock options" pursuant to Section 422 of the Code, to grant "nonstatutory stock options" (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem). Notwithstanding any other provision contained in the Plan or in any agreement under Section 2.5, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this Section 5.1, the aggregate Fair Market Value on the date of grant of the shares with respect to which such incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such Participant, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any agreement under Section 2.5 and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its sole discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the second sentence of this Section 5.1 and even if one or more such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.
5.2    Types and Nature of Stock Appreciation Rights. Stock appreciation rights may be tandem stock appreciation rights which are granted in conjunction with incentive stock options or nonstatutory stock options (“Tandem SARs”), or stock appreciation rights which are not granted in conjunction with options (“Free-Standing SARs”). Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the stock appreciation right over, in the case of a Tandem SAR, the exercise price of the related option, or in the case of a Free-Standing SAR, the Base Price per share (the “Spread”), multiplied by (ii) the number of shares of Common Stock in respect of which the stock appreciation right has been exercised. Notwithstanding the foregoing, the Committee at the time it grants a stock appreciation right may provide that the Spread covered by such stock appreciation right may not exceed a lower specified amount. The applicable agreement under Section 2.5 governing the stock appreciation rights shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. Tandem SARs may be granted at the grant date of the related stock options or, in the case of a related nonstatutory stock option, also at a later date. At the time a Tandem SAR is granted, the Committee may limit the exercise period for such Tandem SAR, before and after which period no Tandem SAR shall attach to the underlying stock option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related stock option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related option is exercisable in accordance with the provisions of this Section 5. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR. Any Tandem SAR granted with a related incentive stock option shall be exercisable only when the Fair Market Value of a share of Common Stock exceeds the exercise price for a share of Common Stock under the related incentive stock option.

5.3    Exercise Price and Base Price. The exercise price per share of Common Stock subject to an option and any Tandem SAR, and the base price per share for any Free-Standing SAR (the “Base Price”), shall be determined by the Committee and set forth in the applicable agreement under Section 2.5, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable grant date, except that in the case of an incentive stock option granted to a Participant who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary which is a corporation (a "Ten Percent Employee"), the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. For purposes of this Section 5.3, an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. In no event may any option or stock appreciation right granted under this Plan, other than pursuant to Section 4.5, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another Award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.
5.4    Term; Vesting and Exercisability. The term of each option and each stock appreciation right shall be fixed by the Committee, but shall not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). Except as otherwise provided herein, options and stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and may be exercisable commencing with the grant date.
5.5    Method of Exercise. Subject to the provisions of this Section 5, options and stock appreciation rights may be exercised, in whole or in part (unless otherwise specified by the Committee in its sole discretion), at any time during the applicable term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which the option or stock appreciation rights is being exercised. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the exercise price in United States of America dollars by certified or bank check or wire of immediately available funds. If approved by the Committee (at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option), payment, in full or in part, may also be made as follows:
(a)    Payment may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the option is exercised) provided however, that any portion of the exercise price representing a fraction of a share shall be paid in cash;
(b)    To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Participant, the broker shall be acting solely as the agent of the Participant, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales; and/or

(c)    With such other instrument as approved by the Committee, including Corporation loans, to the extent permitted by applicable law.
5.6    Delivery; Rights of Shareholders. No shares shall be delivered pursuant to the exercise of an option until the exercise price for the option has been fully paid and applicable taxes have been withheld. Unless otherwise specified by the Committee, the applicable Participant shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of the option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Participant (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 10, and (iii) in the case of an option, has paid in full the exercise price for such shares.
5.7    Nontransferability of Options and Stock Appreciation Rights. Unless the Committee shall otherwise determine in the case of nonstatutory stock options and stock appreciation rights and limited to a transfer without the payment of value or consideration to the Participant, (i) no option or stock appreciation right shall be transferable by a Participant other than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and (ii) all stock options and stock appreciation rights shall be exercisable during the lifetime of the Participant only by the Participant (or the Participant’s guardian or legal representative). Any Tandem SAR shall be transferable only when the related stock option is transferable and with the related stock option.
5.8    Termination of Employment. Unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or, other than in the case of incentive stock options, thereafter, but subject to the provisions of Section 5.1 in the case of incentive stock options:
(a)    If the employment of a Participant who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Participant") is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;
(b)    If the employment of a Participant who is not a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;
(c)    If the employment of a Participant who is a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the termination of employment) by the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(d)    Following the death of a Participant during employment, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period;
(e)    Following the death of a Participant after termination of employment during a period when a stock option or stock appreciation right is exercisable, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable by such person entitled to do so under the will of the Participant or by such legal representative (but only to the extent the stock option or stock appreciation right was exercisable by the Participant immediately prior to the death of the Participant) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and
(f)    Unless the exercise period of a stock option or stock appreciation right following termination of employment has been extended as provided in Section 11.3, if the employment of a Participant terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of employment shall automatically terminate.
Whether termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary and whether a Participant is a Disabled Participant shall be determined in each case, in its sole discretion, by the Committee (or, in the case of Participants who are not (i) Covered Employees as of the end of the Corporation’s immediately preceding fiscal year or (ii) the Chief Executive Officer of the Corporation, by such Chief Executive Officer, in his sole discretion) and any such determination by the Committee or such Chief Executive Officer shall be final and binding. Without limitation of the foregoing, a termination of employment by the Participant shall not be a voluntary termination with the consent of the Corporation unless the Committee or, if applicable, such Chief Executive Officer, in its or his sole discretion, specifically consents to the termination of employment in writing. Termination of employment under the Plan shall occur only if the Participant is no longer employed by the Corporation or any Subsidiary. An approved leave of absence by the Participant from the Corporation or any Subsidiary shall not constitute a termination of employment under the Plan.
5.9    Other Terms and Conditions. Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement under Section 2.5.

SECTION 6

Restricted Stock

6.1    Restricted Stock Awards; Certificates. Shares of restricted stock are actual shares of Common Stock issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of restricted stock shall be registered in the name of the applicable Participant and, unless held by or on behalf of the Corporation in escrow or custody until the restrictions lapse or the shares are forfeited, shall bear an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Matthews International Corporation 2017 Equity Incentive Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Matthews International Corporation, Two NorthShore Center, Pittsburgh, PA 15212-5851.”

The Committee may require that the certificates evidencing such shares be held in escrow or custody by or on behalf of the Corporation until the restrictions thereon shall have lapsed or the shares are forfeited and that, as a condition of any Award of restricted stock, the applicable Participant deliver to the Corporation a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
6.2    Terms and Conditions. Shares of restricted stock shall be subject to the restrictions set forth in Section 15.11 and the following terms and conditions:
(a)    The Committee shall, prior to or at the time of grant, condition the vesting of an Award of restricted stock upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals, or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. The Committee shall establish at the time the restricted stock is granted the performance periods during which any Performance Goals specified by the Committee with respect to the restricted stock Award are to be measured. In the event that the Committee conditions the vesting of an Award of restricted stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of restricted stock as a Qualified Performance-Based Award. The conditions for vesting and the other provisions of restricted stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient, and shall be established by the Committee in its sole discretion. Except in the case of a Qualified Performance-Based Award and subject to the restrictions set forth in Section 15.11, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock.
(b)    Subject to the provisions of the Plan (including Section 6.3) and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of such restricted stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of such restricted stock. A restricted stock Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

(c)    Except as provided in this Section 6 and in the applicable agreement under Section 2.5, the applicable Participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation holding the Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable agreement under Section 2.5 and subject to Section 15.4, cash dividends on the Common Stock that is the subject of the restricted stock Award may be (i) automatically deferred and reinvested in additional restricted stock, and held subject to the same vesting and forfeiture conditions of the underlying restricted stock, or (ii) held by the Corporation in cash (without any payment of interest thereon) subject to the same vesting and forfeiture conditions of the restricted stock with respect to which the dividends are payable. Unless otherwise determined by the Committee and set forth in the applicable agreement under Section 2.5, any Common Stock or other securities payable with respect to any restricted stock as a result of or pursuant to Section 4.5, shall be held subject to the same vesting and forfeiture conditions of the underlying restricted stock.
(d)    As soon as practicable after the applicable Restriction Period has ended, the Committee shall determine and certify (in writing in the case of Qualified Performance-Based Awards) whether and the extent to which the service period and/or the Performance Goals were met for the applicable restricted stock. If the vesting condition or conditions applicable to the restricted stock are not satisfied by the time the Restriction Period has expired, such restricted stock shall be forfeited. If and when the Restriction Period expires without a prior forfeiture of the shares of restricted stock (i) if legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates, (ii) if legended certificates have not yet been issued, unlegended certificates (and any related blank stock powers previously executed by the Participant) shall be delivered to the Participant, and (iii) any cash dividends held by the Corporation pursuant to Section 6.2(c) shall be delivered to the Participant.
6.3    Permitted Transfers. Neither this Section 6 nor any other provision of the Plan shall preclude a Participant from transferring or assigning restricted stock, without the payment of value or consideration to the Participant, to (i) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death or (ii) the trustee of any other trust to the extent approved in advance by the Committee, in its sole discretion, in writing. A transfer or assignment of restricted stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee, in its sole discretion, in writing, and restricted stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement under Section 2.5 as if such trustee were a party to such agreement.

SECTION 7

Restricted Stock Units

7.1    Restricted Stock Unit Awards. Restricted stock units are Awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount in cash, shares of Common Stock, or both, based upon the Fair Market Value of a specified number of shares of Common Stock.

7.2    Terms and Conditions. Restricted stock units shall be subject to the restrictions set forth in Section 15.11 and the following terms and conditions:
(a)    The Committee shall, prior to or at the time of grant, condition the vesting of restricted stock units upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the vesting of restricted stock units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the restricted stock units as a Qualified Performance-Based Award. The Committee shall determine the performance period(s) during which any Performance Goals are to be achieved. The conditions for grant or vesting and the other provisions of restricted stock units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of restricted stock units shall be settled as and when the restricted stock units vest, as determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee, or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Except in the case of a Qualified Performance-Based Award and subject to the restrictions set forth in Section 15.11, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock units.
(b)    Subject to the provisions of the Plan and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of grant of such restricted stock units for which such vesting restrictions apply (the “Units Restriction Period”), and until the expiration of the Units Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber restricted stock units. A restricted stock unit may vest in part prior to the expiration of any Units Restriction Period.
(c)    Participants granted restricted stock units shall not be entitled to any dividends payable on the Common Stock unless the agreement under Section 2.5 for restricted stock units specifies to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15.4 below). Restricted stock units shall not have any voting rights, and holders of restricted stock units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise).

SECTION 8

Performance Units

Performance units may be granted hereunder to eligible employees, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Committee shall establish at the time the performance unit is granted the performance period(s) during which any Performance Goals specified by the Committee with respect to the Award are to be measured, provided, however, that performance units shall be subject to the restrictions set forth in Section 15.11. The Performance Goals to be achieved during any performance period(s) and the length of the performance period(s) shall be determined by the Committee upon the grant of each performance unit. The Committee may, in connection with the grant of performance units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of performance units (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance units may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable agreement under Section 2.5. Performance units shall not have any voting rights, and holders of performance units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). The Performance Goals to be achieved for each performance period, whether the Performance Goals have been achieved, and the amount of the Award to be distributed shall be conclusively determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee. Performance units may be paid in a lump sum or in installments following the close of the performance period(s). The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber performance units. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of performance units made in any one calendar year shall be five million United States of America dollars ($5,000,000). Except in the case of a Qualified Performance-Based Award and subject to the restrictions set forth in Section 15.11, the Committee at any time after the grant of performance units, in its sole discretion, may modify or waive any of the conditions applicable to an Award of performance units.

SECTION 9

Other Stock-Based Awards

The Committee may award Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such Award shall be subject to the restrictions set forth in Section 15.11 and such other terms and conditions as established by the Committee, and may include Qualified Performance-Based Awards. The maximum value of Common Stock and other property, including cash, that may be paid or distributed to any Participant pursuant to this Section 9 (and not pursuant to other sections of the Plan) in any one calendar year shall be five million United States of America dollars ($5,000,000).
SECTION 10

Issuance of Shares

The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares only for investment and without a present view to the sale or distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed, (iii) all other applicable laws, regulations, rules and orders which may then be in effect and (iv) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable. The inability or impracticability of the Corporation to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance, sale or delivery of any shares of Common Stock hereunder, shall relieve the Corporation of any liability in respect of the failure to issue, sell or deliver such shares of Common Stock as to which such requisite authority shall not have been obtained.

SECTION 11

Additional Rights in Certain Events

11.1    Definitions.
For purposes of this Section 11, the following terms shall have the following meanings:
(1)    The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.
(2)    "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.
(3)    "Voting Shares" shall mean all securities of a corporation entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the common stock of the corporation to elect directors by a separate class vote); and a specified percentage of "Voting Power" of a corporation shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of a corporation to elect directors by a separate class vote).
(4)    "Section 11 Event" shall mean the date upon which any of the following events occurs:
(a)    The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(b)    During any period of two consecutive years, less than a majority of the total number of authorized members of the Board of Directors (excluding vacant seats) are filled by individuals who were (i) Directors at the beginning of such period and (ii) individuals whose election by the Corporation’s security holders, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board of Directors) of at least a majority of the members of the Nominating and Corporate Governance Committee (consisting of directors then still in office who were directors at the beginning of such period or who were approved for election or nomination hereunder) or at least two-thirds of the Directors then still in office who were Directors on the effective date of the Plan or who were so approved (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors relating to the election of Directors which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule, including by reason of any agreement intended to avoid or settle any such election contest or proxy contest), provided that for purposes of this Section 11.1(4)(b), each Board then-authorized seat shall count once for determining whether a Section 11 Event has occurred;
(c)    The consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction; or
(d)    The commencement of any liquidation or dissolution of the Corporation (other than pursuant to any transfer of 70% or more of the consolidated assets of the Corporation to an entity or entities controlled by the Corporation and/or its shareholders following such liquidation or dissolution);
provided, however, that if securities beneficially owned by a Participant are included in determining the Beneficial Ownership of a Person referred to in paragraph 4(a) above, then no Section 11 Event with respect to such Participant shall be deemed to have occurred by reason of such event.
11.2    Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 11 Event occurs all outstanding stock options and stock appreciation rights (other than those held by a Participant referred to in the proviso to Section 11.1(4)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.
11.3    Extension of the Expiration Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options and stock appreciation rights held by a Participant (other than those held by a Participant referred to in the proviso to Section 11.1(4)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation right.
11.4    Lapse of Restrictions on Restricted Stock Awards. Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted stock Awards under the Plan (including but not limited to Qualified Performance-Based Awards), all such restrictions (other than those applicable to a Participant referred to in the proviso to Section 11.1(4)) shall lapse upon the occurrence of any such Section 11 Event regardless of the scheduled lapse of such restrictions.
11.5    Vesting of Restricted Stock Units and Performance Units. Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs, all restricted stock units and performance units (including but not limited to Qualified Performance-Based Awards) (other than those held by a Participant referred to in the proviso to Section 11.1(4)) shall be considered to be earned and payable in full, any vesting conditions shall be considered to have been satisfied, and such restricted stock units and performance units shall be settled in cash as promptly as is practicable after the Section 11 Event.
11.6    Code Section 409A. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11 shall be applicable only to the extent specifically provided in the agreement under Section 2.5 applicable to the Award and permitted pursuant to Section 12.2.

SECTION 12

Qualified Performance-Based Awards; Section 409A

12.1    Qualified Performance-Based Awards.
(a)    The provisions of this Plan are intended to ensure that all options and stock appreciation rights granted hereunder to any Participant who is or may be a Covered Employee in the tax year in which any amount attributable to such option or stock appreciation right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductions imposed by Section 162(m) of the Code (the “Section 162(m) Exemption”), and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an option or stock appreciation right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. With respect to Qualified Performance-Based Awards, within 90 days after the commencement of a performance period or, if earlier, by the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the Participants for the performance periods and establish the Performance Goals for the performance periods.
(b)    Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and/or payable (as applicable) upon certification in writing by the Committee of the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as previously established by the Committee with respect to such Award.
(c)    Notwithstanding any provision in the Plan or in any agreement under Section 2.5, to the extent that any such provision or action of the Committee would cause any Qualified Performance-Based Award not to qualify for the Section 162(m) Exemption, such provision or action shall be null and void as it relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.
12.2    Code Section 409A. It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Section 11 Event, shall be set forth in the applicable agreement under Section 2.5, and shall comply in all respects with Section 409A of the Code.

SECTION 13

Effect of the Plan on the Rights of Employees and Employer

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted any Award under the Plan. Nothing in the Plan, in any Award under the Plan or in any agreement under Section 2.5 providing for any Award under the Plan shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time or adjust the compensation of any employee at any time.
SECTION 14

Amendment or Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided that no such amendment of the Plan shall, without shareholder approval (a) increase the maximum aggregate number of shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, (b) increase the maximum aggregate number of shares of Common Stock as to which incentive stock options may be granted under Section 4.1 of the Plan, (c) make any changes in the class of employees eligible to receive Awards under the Plan, (d) change the maximum number of shares of Common Stock as to which Awards may be made to any Participant under Section 4.2 of the Plan, or the maximum amount that may be paid or distributed to any Participant pursuant to a grant of performance units or other stock-based Awards made in any one calendar year under Section 8 or 9 of the Plan, respectively, (e) change the exercise price or Base Price permitted under Section 5.3 of the Plan or the restrictions regarding repricing under Section 5.3 of the Plan,(f) be made if shareholder approval of the amendment is at the time required for Awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of any stock exchange on which the Common Stock may then be listed or (g) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for the Section 162(m) Exemption. No amendment or termination of the Plan shall, without the written consent of the holder of an Award under the Plan, adversely affect the rights of such holder with respect thereto.

SECTION 15

General Provisions

15.1    Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.
15.2    Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation (or, if applicable, a Subsidiary), or make arrangements satisfactory to the Corporation (or, if applicable, a Subsidiary) regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount unless otherwise determined by the Committee) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes, and provided that any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Participant. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
15.3    Limitation of Liability. The grant of any Award shall not:
(a)    give a Participant any rights except as expressly set forth in the Plan or in the agreement under Section 2.5;
(b)    create any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Participant any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary that would permit the Participant to be able to attain any Performance Goals associated with any Award;
(c)    create any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or
(d)    create any obligation of the Corporation or any Subsidiary that shall be greater than the obligation of the Corporation or that Subsidiary to any of their general unsecured creditors.
15.4    Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional restricted stock at the time of any dividend payment, and the payment of shares with respect to dividends to Participants holding Awards of restricted stock units, shall only be permissible if authorized by the Committee and if sufficient shares of Common Stock are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of restricted stock units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which restricted stock units shall provide for settlement in cash and for dividend equivalent reinvestment in further restricted stock units on the terms contemplated by this Section 15.4.
15.5    Governing Law and Interpretation. To the extent not preempted by federal law, the Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
15.6    Dispute Resolution. Since Awards are granted in Western Pennsylvania, records relating to the Plan and Awards are located in Western Pennsylvania, and the Plan and Awards are administered in Western Pennsylvania, the Corporation and the Participant to whom an Award is granted, for themselves and their heirs, representatives, successors and assigns (collectively, the “Parties”) irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or any Awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any Awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 15.5 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
15.7    Non-Transferability. Except as otherwise specifically provided in the Plan or by the Committee and limited to a transfer without the payment of value or consideration to the Participant, Awards under the Plan are not transferable except by will or by laws of descent and distribution of the state of domicile of the Participant at the time of death.
15.8    Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, provided that any such deferral is consistent with all aspects of Section 409A of the Code. Subject to the provisions of this Plan and any agreement under Section 2.5, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested; provided, however, that in no event shall interest, dividends or dividend equivalents be paid on any unearned Awards until such Awards have vested.
15.9    Integration. The Plan and any written agreements executed by Participants and the Corporation under Section 2.5 contain all of the understandings and representations between the parties and supersede any prior understandings and agreements entered into between them regarding the subject matter within. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of the Plan which are not fully expressed in the Plan and the written agreements.
15.10    Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States of America or who are not compensated from a payroll maintained in the United States of America, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States of America, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
15.11    Certain Restrictions on Certain Awards. Subject to the terms of the Plan and more restrictive terms, if any, of the applicable agreement under Section 2.5, any Award of restricted stock, restricted stock units, performance units, or other stock-based Awards under Section 9 shall be subject to vesting during a restriction period of at least three (3) years following the date of grant, provided, however, that:
(i)    A restriction period of only at least one (1) year following the date of grant is permissible if vesting is conditional, in whole or in part, upon the achievement of Performance Goals, except that there need not be any minimum restriction period for a Performance Goal based upon stock price if there is also a service-based restriction of at least one (1) year following the date of grant;

(ii)    To the extent permitted by the Committee, in its sole discretion, and specified in the applicable agreement under Section 2.5, an Award with a restriction period of at least three (3) years may first vest in part upon completion of one year of service measured from the vesting commencement date of the Award and thereafter on a pro rata basis over the remainder of any such restriction period;
(iii)    To the extent permitted by the Committee, in its sole discretion, and specified in the applicable agreement under Section 2.5, an Award may vest prior to the expiration of any restriction period required under this Section 15.11 in the event of a Participant’s death or retirement, the Participant becoming a Disabled Participant, or an involuntary termination of the Participant’s employment by the Corporation or a Subsidiary;
(iv)    In the event of the occurrence of a Section 11 Event, an Award may vest prior to the expiration of any restriction period required under this Section 15.11 pursuant to Section 11.4 or 11.5 or as otherwise permitted by the Committee, in its sole discretion, and specified in the applicable agreement under Section 2.5; and
(v)    The Committee may grant Awards of restricted stock, restricted stock units, performance units and other stock-based Awards under Section 9 without regard to the foregoing requirements, and the Committee may accelerate the vesting of and lapse any restrictions with respect to, any such Awards (in addition to the potential acceleration under (ii)-(iv) of the foregoing), for up to, collectively for all such Awards, five percent (5%) of the shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, as adjusted under the terms of the Plan.
15.12    Other Benefit Plans. All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefit under any pension, retirement, profit sharing, bonus, life insurance or other benefit plan of the Corporation or any Subsidiary or under any agreement between the Corporation or any Subsidiary and the Participant, unless such plan or agreement specifically provides otherwise.
15.13    Indemnification. Subject to the requirements of Pennsylvania state law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Corporation to whom authority was delegated in accordance with Section 2.1, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.
15.14    No Representations or Covenants With Respect to Tax Qualification. Although the Corporation may endeavor to (i) qualify an Award for favorable United States or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

15.15    Compliance With Laws. Without limitation of Section 10, the granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Corporation is listed as may be required.

SECTION 16

Effective Date and Duration of Plan

The effective date and date of adoption of the Plan shall be the date of adoption of the Plan by the Board (the “Adoption Date”), provided that the Plan is approved by a majority of the votes cast at a meeting of shareholders duly called, convened and held prior to the anniversary of the Adoption Date (the day prior to such anniversary, the “Forfeiture Date”), at which a quorum representing a majority of the outstanding Voting Shares of the Corporation is, either in person or by proxy, present and voting on the Plan. No stock option or stock appreciation right granted under the Plan on or after the Adoption Date may be exercised until after such approval and any restricted stock, restricted stock units, performance units or other Award awarded under the Plan shall be forfeited to the Corporation on the Forfeiture Date if such approval has not been obtained on or prior to that date. No Award under the Plan may be made subsequent to the day prior to the ten-year anniversary of the Adoption Date, but Awards granted prior to such date may extend beyond such date.

Exhibit B

This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of the Shareholders of Matthews International Corporation on February 15, 2018

PROXY - MATTHEWS INTERNATIONAL CORPORATION

Notice of
2018 ANNUAL MEETING OF SHAREHOLDERS
To be held February 15, 2018

The Heathman Hotel
1001 Southwest Broadway
Portland, OR 97205

The Annual Meeting of the Shareholders of Matthews International Corporation (the “2018 Annual Meeting”) will be held at 9:00 AM (PST), Thursday, February 15, 2018 at The Heathman Hotel, located at 1001 Southwest Broadway, Portland, Oregon, for the purpose of considering and acting upon the proposals set forth on the reverse side of this form.

Shareholders of record at the close of business on December 29, 2017 will be entitled to vote at the 2018 Annual Meeting or any adjournments thereof.

The undersigned hereby appoints Joseph C. Bartolacci and Steven F. Nicola and each of them, with full power of substitution and revocation, as proxies to vote all shares of Common Stock of Matthews International Corporation (the “Company”) which the undersigned is entitled to vote at the 2018 Annual Meeting of Shareholders or any adjournment thereof, with the authority to vote as designated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED BY YOU ON THE REVERSE SIDE OF THIS CARD WITH RESPECT TO THE PROPOSALS SET FORTH IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2018 ANNUAL MEETING AND ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES, FOR PROPOSALS 2, 3 AND 4 IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE.

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Continued and to be signed on reverse side

ANNUAL MEETING PROXY CARD

A. Proposals – The Board of Directors recommends a vote FOR all the nominees, FOR Proposals 2, 3 and 4.

1.	Election of Directors
			FOR	WITHHOLD
	01 -	Joseph C. Bartolacci (three year term)	[ ]	[ ]
	02 -	Katherine E. Dietze (three year term)	[ ]	[ ]
	03 -	Morgan K. O’Brien (three year term)	[ ]	[ ]

			FOR	AGAINST	ABSTAIN
2.	Approve the adoption of the 2017 Equity Incentive Plan		[ ]	[ ]	[ ]

			FOR	AGAINST	ABSTAIN
3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.		[ ]	[ ]	[ ]

			FOR	AGAINST	ABSTAIN
4.	Provide an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers.		[ ]	[ ]	[ ]

B. Non-Voting Items

Change of Address - Please print new address below	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting	[ ]

C. Authorized Signatures – This section must be completed for your instructions to be executed. – Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy): ______________